Filed Pursuant to Rule 424(b)(2)
Registration No. 333-217914

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 14, 2018)

The Korea Development Bank

US$500,000,000 3.00% Notes due 2022

US$500,000,000 3.25% Notes due 2024

Our US$500,000,000 aggregate principal amount of notes due 2022 (the “2022 Notes”) will bear interest at a rate of 3.00% per annum, and our US$500,000,000 aggregate principal amount of notes due 2024 (the “2024 Notes”, and together with the 2022 Notes, the “Notes”) will bear interest at a rate of 3.25% per annum. Interest on the Notes is payable semi-annually in arrears on February 19 and August 19 of each year, beginning on August 19, 2019. Notwithstanding the foregoing, the last interest payment on the 2022 Notes will not be made on February 19, 2022 and will instead be made on March 19, 2022 in respect of the period from and including August 19, 2021 to but excluding March 19, 2022. The 2022 Notes will mature on March 19, 2022, and the 2024 Notes will mature on February 19, 2024.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2022 Notes			2024 Notes
	Per Note	Total		Per Note	Total
Public offering price	99.605%	US$	498,025,000	99.575%	US$	497,875,000
Underwriting discount	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us (before deduction of expenses)	99.305%	US$	496,525,000	99.275%	US$	496,375,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 19, 2019.

Applications have been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 19, 2019.

Joint Bookrunners and Lead Managers

BofA Merrill Lynch

BNP PARIBAS

Goldman Sachs International

Mirae Asset Daewoo

Mizuho Securities

Société Générale Corporate & Investment Banking

Prospectus Supplement Dated February 12, 2019

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2017, June 30, 2018 and September 30, 2018 and for the six months ended June 30, 2017 and 2018 and the nine months ended September 30, 2017 and 2018 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 14, 2018. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-217914, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of 3.00% notes due March 19, 2022 (the “2022 Notes”) and US$500,000,000 aggregate principal amount of 3.25% notes due February 19, 2024 (the “2024 Notes”, and together with the 2022 Notes, the “Notes”).

The 2022 Notes will bear interest at a rate of 3.00% per annum, and the 2024 Notes will bear interest at a rate of 3.25% per annum, in each case payable semi-annually in arrears on February 19 and August 19 of each year, beginning on August 19, 2019. Notwithstanding the foregoing, the last interest payment on the 2022 Notes will not be made on February 19, 2022 and will instead be made on March 19, 2022 in respect of the period from and including August 19, 2021 to but excluding March 19, 2022. Interest on the Notes will accrue from February 19, 2019 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications have been made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 19, 2019, which we expect will be the fourth business day following the date of this prospectus supplement, referred to as “T+4.” You should note that initial trading of the Notes may be affected by the T+4 settlement. See “Underwriting—Delivery of the Notes.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$992,900,000. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 14, 2018. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our unaudited separate financial statements as of and for the six months ended June 30, 2018 included in this prospectus supplement. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of December 31, 2017 and for the six months ended June 30, 2017 included in this prospectus supplement have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our unaudited separate financial statements as of and for the six months ended June 30, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017—Note 2(2).”

Overview

As of June 30, 2018, we had ~~W~~137,057.5 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~216,726.3 billion and total equity of ~~W~~23,161.0 billion, as compared to ~~W~~140,005.2 billion of loans outstanding, ~~W~~213,179.0 billion of total assets and ~~W~~22,616.1 billion of total equity as of December 31, 2017. For the six months ended June 30, 2018, we recorded interest income of ~~W~~2,491.8 billion, interest expense of ~~W~~1,855.3 billion and net income of ~~W~~520.3 billion, as compared to ~~W~~2,400.6 billion of interest income, ~~W~~1,704.4 billion of interest expense and ~~W~~1,273.1 billion of net income for the six months ended June 30, 2017.

Capitalization

As of September 30, 2018, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

September 30, 2018(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,877.4
Foreign currency borrowings	4,555.0
Won currency industrial finance bonds	93,172.6
Foreign currency industrial finance bonds	24,677.9

Total long-term debt	126,282.9

Capital:
Issued capital	18,108.1
Capital surplus	2,497.2
Retained earnings(4)	2,750.1
Accumulated other comprehensive income	147.6

Total capital	23,502.9

Total capitalization	149,785.8

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2018.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,112.70 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2018.

(3)	As of September 30, 2018, we had contingent liabilities totaling ~~W~~7,612.3 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes planned regulatory reserve for loan losses of ~~W~~1,372.0 billion as of September 30, 2018. Under Korean IFRS, if our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed to our capital ~~W~~170 billion in cash in June 2018. As of September 30, 2018, our paid-in capital was ~~W~~18,108.1 billion compared to ~~W~~17,938.1 billion as of December 31, 2017.

Selected Financial Statement Data

Recent Developments

Our unaudited separate financial information as of and for the nine months ended September 30, 2018 has reflected the application of the new accounting standard, K-IFRS 1109. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial information as of December 31, 2017 and for the nine months ended September 30, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our unaudited separate financial information as of and for the nine months ended September 30, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017—Note 2(2)”

As of September 30, 2018, we had ~~W~~137,930.5 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~211,218.1 billion and total equity of ~~W~~23,502.9 billion, as compared to ~~W~~140,005.2 billion of loans outstanding, ~~W~~213,179.0 billion of total assets and ~~W~~22,616.1 billion of total equity as of December 31, 2017, on a separate K-IFRS basis. For the nine months ended September 30, 2018, we recorded interest income of ~~W~~3,833.0 billion, interest expense of ~~W~~2,872.6 billion and net income of ~~W~~852.0 billion, as compared to ~~W~~3,672.7 billion of interest income, ~~W~~2,537.1 billion of interest expense and ~~W~~1,262.8 billion of net income for the nine months ended September 30, 2017, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2017 and 2018 and as of December 31, 2017 and September 30, 2018, which has been derived from our unaudited separate financial statements as of December 31, 2017 and September 30, 2018 and for the nine months ended September 30, 2017 and 2018 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2017	2018(1)
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,672.7	3,833.0
Total Interest Expenses	2,537.1	2,872.6
Net Interest Income	1,135.5	960.4
Operating Income (Expenses)	1,831.6	1,445.6
Net Income (Loss)	1,262.8	852.0

	As of December 31, 2017	As of September 30, 2018(1)
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(2)	140,005.2	137,930.5
Total Borrowings(3)	173,432.5	173,363.1
Total Assets	213,179.0	211,218.1
Total Liabilities	190,562.9	187,715.2
Equity	22,616.1	23,502.9

(1)

Reflects the application of K-IFRS 1109. Our comparative unaudited separate financial information as of December 31, 2017 and for the nine months ended September 30, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our unaudited separate financial information as of and for the nine months ended September 30, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017—Note 2(2)”

(2)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(3)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2018

For the nine months ended September 30, 2018, we had net income of ~~W~~852.0 billion compared to net income of ~~W~~1,262.8 billion for the nine months ended September 30, 2017, on a separate K-IFRS basis.

Principal factors for the net income of ~~W~~852.0 billion for the nine months ended September 30, 2018 compared to the net income of ~~W~~1,262.8 billion in the corresponding period of 2017 included:

•

a decrease in net gain on available-for-sale financial assets to ~~W~~0 billion in the nine months ended September 30, 2018 from ~~W~~869.3 billion in the corresponding period of 2017; the net gain of ~~W~~869.3 billion in the nine months ended September 30, 2017 was mainly attributable to gains from the sale of our equity interest in Korea Aerospace Industries, Ltd. in June 2017;

•

net loss on derivatives of ~~W~~16.8 billion in the nine months ended September 30, 2018 compared to net gain of ~~W~~376.1 billion in the corresponding period of 2017, primarily due to no recognition of valuation gain on embedded derivative instruments (such as conversion rights) in the nine months ended September 30, 2018 as a result of changes in accounting standards from K-IFRS 1039 to K-IFRS 1109 in 2018;

•

a decrease in net interest income to ~~W~~960.4 billion in the nine months ended September 30, 2018 from ~~W~~1,135.5 billion in the corresponding period of 2017, primarily due to an increase in funding cost; and

•

a decrease in dividend income to ~~W~~682.8 billion in the nine months ended September 30, 2018 from ~~W~~784.9 billion in the corresponding period of 2017, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

The above factors were partially offset by (i) a decrease in provision for credit losses to ~~W~~45.2 billion in the nine months ended September 30, 2018 from ~~W~~888.3 billion in the corresponding period of 2017, primarily due to an improvement in loan quality and (ii) net gain on foreign exchange transactions of ~~W~~134.4 billion in the nine months ended September 30, 2018 compared to net loss of ~~W~~102.4 billion in the corresponding period of 2017, primarily due to the depreciation of the Won against the U.S. dollar in the nine months ended September 30, 2018 compared to the corresponding period of 2017.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”), STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of September 30, 2018, our credit extended to these companies totaled ~~W~~11,110.7 billion, accounting for 5.3% of our total assets as of such date.

As of September 30, 2018, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,387.0 billion from ~~W~~4,712.8 billion as of December 31, 2017, primarily due to a decrease in guarantees. As of September 30, 2018, our exposure to STX Offshore & Shipbuilding was ~~W~~1,051.2 billion, a decrease from ~~W~~1,079.8 billion as of December 31, 2017, primarily due to the repayment of certain loans and a decrease in guarantees. As of September 30, 2018, our exposure to Dongbu Steel decreased to ~~W~~1,155.5 billion from ~~W~~1,212.1 billion as of December 31, 2017, primarily due to a debt-to-equity swap and impairment of Dongbu Steel shares. As of September 30, 2018, our exposure to Hanjin Heavy Industries and Construction increased slightly to ~~W~~1,146.5 billion from ~~W~~1,145.4 billion as of December 31, 2017, primarily due to a slight increase in guarantees. As of September 30, 2018, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,049.2 billion from ~~W~~1,095.5 billion as of December 31, 2017, primarily due to the repayment of certain loans. As of September 30, 2018, our exposure to Daehan Shipbuilding increased to ~~W~~899.8 billion from ~~W~~756.9 billion as of December 31, 2017, primarily due to an increase in guarantees. As of September 30, 2018, our exposure to Hanjin Shipping increased to ~~W~~168.2 billion from ~~W~~119.6 billion as of December 31, 2017, primarily due to the reclassification of certain debt securities to loans as a result of changes in accounting standards from K-IFRS 1039 to K-IFRS 1109 in 2018. As of September 30, 2018, our exposure to STX Heavy Industries decreased to ~~W~~223.6 billion from ~~W~~269.2 billion as of December 31, 2017, primarily due to a decrease in guarantees.

As of September 30, 2018, we established provisions of ~~W~~707.7 billion for our exposure to DSME, ~~W~~879.7 billion for STX Offshore & Shipbuilding, ~~W~~225.7 billion for Dongbu Steel, ~~W~~137.6 billion for Hanjin Heavy Industries and Construction, ~~W~~108.0 billion for Hyundai Merchant Marine, ~~W~~149.4 billion for Daehan Shipbuilding, ~~W~~168.2 billion for Hanjin Shipping and ~~W~~154.0 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the nine months ended September 30, 2018, we sold non-performing loans worth ~~W~~214.3 billion to Deasin F&I Co., Ltd. and Mirae Asset Global Investments Co., Ltd.

Results of Operations

The following tables present selected separate financial information as of December 31, 2017 and June 30, 2018 and for the six months ended June 30, 2017 and 2018, which has been derived from our unaudited separate financial statements as of December 31, 2017 and June 30, 2018 and for the six months ended June 30, 2017 and 2018 prepared in accordance with Korean IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2017	2018(1)
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,400.6	2,491.8
Total Interest Expenses	1,704.4	1,855.3
Net Interest Income	696.2	636.5
Operating Income (Expenses)	1,838.1	1,012.9
Net Income (Loss)	1,273.1	520.3

	As of December 31, 2017	As of June 30, 2018(1)
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(2)	140,005.2	137,057.5
Total Borrowings(3)	173,432.5	174,576.4
Total Assets	213,179.0	216,726.3
Total Liabilities	190,562.9	193,565.3
Equity	22,616.1	23,161.0

(1)

Reflects the application of K-IFRS 1109. Our comparative unaudited separate financial information as of December 31, 2017 and for the six months ended June 30, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our unaudited separate financial information as of and for the six months ended June 30, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017—Note 2(2)”.

(2)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(3)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2018

In the first half of 2018, we had net income of ~~W~~520.3 billion compared to net income of ~~W~~1,273.1 billion in the corresponding period of 2017, on a separate basis.

Principal factors for the net income of ~~W~~520.3 billion in the first half of 2018 compared to the net income of ~~W~~1,273.1 billion in the corresponding period of 2017 included:

•

a decrease in net gain on available-for-sale financial assets to ~~W~~0 billion in the first half of 2018 from ~~W~~774.6 billion in the corresponding period of 2017; the net gain of ~~W~~774.6 billion in the first half of 2017 was mainly attributable to gains from the sale of our equity interest in Korea Aerospace Industries, Ltd. in June 2017;

•

net loss on derivatives of ~~W~~115.1 billion in the first half of 2018 compared to net gain of ~~W~~454.2 billion in the corresponding period of 2017, primarily due to no recognition of valuation gain on embedded derivative instruments (such as conversion rights) in the first half of 2018 as a result of changes in accounting standards from K-IFRS 1039 to K-IFRS 1109 in 2018; and

•

a decrease in dividend income to ~~W~~533.5 billion in the first half of 2018 from ~~W~~706.7 billion in the corresponding period of 2017, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

The above factors were partially offset by (i) a decrease in provision for credit losses to ~~W~~9.9 billion in the first half of 2018 from ~~W~~429.4 billion in the corresponding period of 2017, primarily due to an improvement in loan quality and (ii) net gain on foreign exchange transactions of ~~W~~167.3 billion in the first of 2018 compared to net loss of ~~W~~170.7 billion in the corresponding period of 2017, primarily due to the depreciation of the Won against the U.S. dollar in the first half of 2018 compared to the corresponding period of 2017.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2018, we established provisions of ~~W~~3,306.1 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2018, we have provided loans of ~~W~~2,370.2 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~61.6 billion following debt-to-equity swaps. As of June 30, 2018, we had established provisions of ~~W~~799.8 billion for possible loan losses for such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2018(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	128,886.6	~~W~~	370.8
	Precautionary		4,644.3		1,001.0
	Substandard		2,171.0		916.8
	Doubtful		426.9		214.6
	Expected Loss		928.7		802.9

	Total	~~W~~	137,057.5	~~W~~	3,306.1

(1)

These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements in this prospectus supplement for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2018, our non-performing loans totaled ~~W~~3,526.6 billion, representing 2.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2018, our legal reserve was ~~W~~173.9 billion, representing 0.1% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of June 30, 2018, our credit extended to these companies totaled ~~W~~11,385.1 billion, accounting for 5.3% of our total assets as of such date.

As of June 30, 2018, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,610.9 billion from ~~W~~4,712.8 billion as of December 31, 2017, primarily due to a decrease in guarantees. As of June 30, 2018, our exposure to STX Offshore & Shipbuilding was ~~W~~1,036.6 billion, a decrease from ~~W~~1,079.8 billion as of December 31, 2017, primarily due to the repayment of certain loans and a decrease in guarantees. As of June 30, 2018, our exposure to Dongbu Steel decreased to ~~W~~1,145.4 billion from ~~W~~1,212.1 billion as of December 31, 2017, primarily due to a debt-to-equity swap and impairment of Dongbu Steel shares. As of June 30, 2018, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,093.0 billion from ~~W~~1,145.4 billion as of December 31, 2017, primarily due to a decrease in guarantees. As of June 30, 2018, our exposure to Hyundai Merchant Marine decreased to ~~W~~1.057.5 billion from ~~W~~1,095.5 billion as of December 31, 2017, primarily due to the repayment of loans. As of June 30, 2018, our exposure to Daehan Shipbuilding increased to ~~W~~853.7 billion from ~~W~~756.9 billion as of December 31, 2017, primarily due to an increase in guarantees. As of June 30, 2018, our exposure to Hanjin Shipping increased to ~~W~~168.9 billion from ~~W~~119.6 billion as of December 31, 2017, primarily due to the reclassification of certain debt securities to loans as a result of changes in accounting standards from K-IFRS 1039 to K-IFRS 1109 in 2018. As of June 30, 2018, our exposure to STX Heavy Industries decreased to ~~W~~230.0 billion from ~~W~~269.2 billion as of December 31, 2017, primarily due to a decrease in guarantees.

As of June 30, 2018, we established provisions of ~~W~~786.7 billion for our exposure to DSME, ~~W~~821.3 billion for STX Offshore & Shipbuilding, ~~W~~219.0 billion for Dongbu Steel, ~~W~~107.2 billion for Hanjin Heavy Industries and Construction, ~~W~~121.6 billion for Hyundai Merchant Marine, ~~W~~72.2 billion for Daehan Shipbuilding, ~~W~~168.9 billion for Hanjin Shipping and ~~W~~162.2 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2018, we sold non-performing loans worth ~~W~~214.3 billion to Deasin F&I Co., Ltd. and Mirae Asset Global Investments Co., Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2018:

Loans(1)

	June 30, 2018
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	46,579.5
Foreign currency(2)		6,532.2

		53,111.7
Working Capital Loans:
Domestic currency(3)		51,054.3
Foreign currency(2)		6,215.9

		57,270.2
Other Loans(4)		26,675.6

Total loans	~~W~~	137,057.5

(1)	Includes loans extended to affiliates.
(2)

Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~7,367.0 billion as of June 30, 2018. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.

(3)	Includes loans on households.
(4)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2018, we had ~~W~~137,057.5 billion in outstanding loans, which represents a 2.1% decrease from ~~W~~140,005.2 billion of outstanding loans as of December 31, 2017.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2018		As % of June 30, 2018 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	47,617.7	43.1%
Loans with remaining maturities of more than one year		62,764.2	56.9

Total	~~W~~	110,381.9	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2018:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2018		As % of June 30, 2018 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	54,465.3	49.3%
Banking and Insurance		26,214.5	23.7
Transportation		7,013.0	6.4
Public Administration		748.9	0.7
Electric, Gas and Water Supply Industry		3,470.4	3.1
Others(2)		18,469.8	16.8

Total	~~W~~	110,381.9	100.0%

Percentage increase (decrease) from December 31, 2017		(1.0)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 49.3% of our outstanding equipment capital and working capital loans as of June 30, 2018. As of June 30, 2018, loans to transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 12.9% and 13.6%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2018, accounting for 5.1% of our outstanding equipment capital and working capital loans. As of June 30, 2018, our five largest borrowers and 20 largest borrowers accounted for 13.7% and 24.4%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2018 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2018 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	59.9%
Manufacturing	31.0
Transportation	5.1
Electric, Gas and Water Supply Industry	1.9
Others	2.1

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2018:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2018%			June 30, 2018%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	40,771.6	76.8%	~~W~~	36,739.6	64.2%
On-lending loans		3,435.4	6.5		12,305.7	21.5
Foreign currency loans		4,129.6	7.8		1,574.8	2.7
Local currency loan denominated in foreign currencies		41.1	0.1		32.3	0.1
Offshore loans in foreign currencies		1,281.3	2.4		4,049.6	7.1
Government fund loans		226.3	0.4		—	—
Overdraft		—	—		125.7	0.2
Others(1)		3,226.4	6.0		2,442.5	4.2

Total	~~W~~	53,111.7	100.0%	~~W~~	57,270.2	100.0%

(1)	Includes loans on households, special purpose fund loans, loans through on-lending, interbank loans, call loans and other loans.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2018:

	June 30, 2018
	(billions of won)
Acceptances	~~W~~	597.5
Guarantees on local borrowing		1,114.6
Guarantees on foreign borrowing		6,125.0
Letter of guarantee for importers		57.2

Total	~~W~~	7,894.3

Investments

Our equity investments, on a fair value basis, decreased to ~~W~~34,204.4 billion as of June 30, 2018 from ~~W~~34,334.6 billion as of December 31, 2017.

As of June 30, 2018, the fair value basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation amounted to approximately 29.5% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a fair value basis as of June 30, 2018:

Equity Investments

	Fair Value as of June 30, 2018
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,025.3
Construction		974.2
Banking and Insurance		9,094.3
Real Estate Business		3,780.0
Manufacturing		421.0
Transportation		979.4
Others		930.2

Total	~~W~~	34,204.4

As of June 30, 2018, we held total equity investments, on a fair value basis, of ~~W~~697.9 billion in one of our five largest borrowers and ~~W~~847.7 billion in four of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2018, the aggregate value of our equity investments accounted for approximately 97.0% of their aggregate cost basis.

Other Activities

As of June 30, 2018, we held in trust cash and other assets totaling ~~W~~31,357.1 billion, and we generated in the first half of 2018 trust fee income equaling ~~W~~71.9 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2018:

Type of Funds Borrowed	As of June 30, 2018
	(billions of won)
General purpose	~~W~~	224.5
Special purpose		4,449.2

Total	~~W~~	4,673.7

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2018:

Outstanding Balance	As of June 30, 2018
	(billions of won)
Denominated in Won	~~W~~	96,872.8
Denominated in other currencies		24,397.0

Total	~~W~~	121,269.8

As of June 30, 2018, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2018) was ~~W~~133,849.0 billion, equal to 22.7% of our authorized amount under the KDB Act, which was ~~W~~589,621.3 billion.

Foreign Currency Borrowings

As of June 30, 2018, the outstanding amount of our foreign currency borrowings was US$12.1 billion. Our long term and short term foreign currency borrowings increased to ~~W~~13,570.4 billion as of June 30, 2018 from ~~W~~11,875.7 billion as of December 31, 2017.

Deposits

As of June 30, 2018, demand deposits held by us totaled ~~W~~1,376.1 billion and time and savings deposits held by us totaled ~~W~~26,215.8 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2018:

Debt Principal Repayment Schedule

Currency(1)(2)	Maturing on or before December 31,
	2018		2019		2020		2021		2022		Thereafter
	(billions of won)
Won	~~W~~	23,475.2	~~W~~	37,323.6	~~W~~	14,481.0	~~W~~	3,793.5	~~W~~	3,366.6	~~W~~	18,482.7
Foreign		13,694.5		5,894.9		4,456.2		3,474.0		3,503.4		6,924.5

Total Won Equivalent	~~W~~	37,169.7	~~W~~	43,218.5	~~W~~	18,937.2	~~W~~	7,267.5	~~W~~	6,870.0	~~W~~	25,407.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2018, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 included in this prospectus supplement.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our unaudited separate financial statements as of and for the six months ended June 30, 2018 included in this prospectus supplement. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of December 31, 2017 and for the six months ended June 30, 2017 included in this prospectus supplement have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our unaudited separate financial statements as of and for the six months ended June 30, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Notes to Separate Financial Statements as of June 30, 2018 and for the six months ended June 30, 2018 and 2017—Note 2(2).”

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2018 (Unaudited) and December 31, 2017

(In millions of won)	Notes	June 30, 2018(*)		December 31, 2017(*)
Assets
Cash and due from banks	4,51,52,55	~~W~~	8,614,937	6,608,642
Securities measured at FVTPL	5,51,52,55		6,896,292	—
Financial assets held for trading	6,51,52,55		—	926,737
Securities measured at FVOCI	7,45,51,52,55		26,581,356	—
Available-for-sale financial assets	8,45,51,52,55		—	32,062,921
Securities measured at amortized cost	9,45,51,52,55		1,003,403	—
Held-to-maturity financial assets	10,51,52,55		—	12,313
Loans measured at FVTPL	11,51,52,55		1,162,785	—
Loans measured at amortized cost	12,51,52,55		133,757,232	—
Loans	13,51,52,55		—	136,279,322
Derivative financial assets	14,51,52,53,55		3,975,652	6,249,609
Investments in subsidiaries and associates	15,54		23,173,938	22,749,389
Property and equipment, net	16,54		618,973	592,884
Investment property, net	17,54		76,455	78,391
Intangible assets, net	18,54		119,493	90,502
Current tax assets			7,704	4,383
Assets held for sale	20		10,584	58,473
Other assets	19,51,52,55		10,727,482	7,465,441

Total assets		~~W~~	216,726,286	213,179,007

Liabilities
Financial liabilities measured at FVTPL	21,51,52,55	~~W~~	1,875,975	1,583,713
Deposits	22,51,52,55		30,519,949	33,058,179
Borrowings	23,51,52,55		22,693,359	20,971,629
Debentures	24,51,52,55		119,487,142	117,818,982
Derivative financial liabilities	14,51,52,53,55		3,894,700	5,907,803
Defined benefit liabilities	25		65,871	45,647
Provisions	26		1,344,841	1,363,951
Deferred tax liabilities	43		1,097,132	973,497
Current tax liabilities			144,250	337,978
Other liabilities	27,51,52,55		12,442,044	8,501,497

Total liabilities			193,565,263	190,562,876

Equity
Issued capital	28		18,108,099	17,938,099
Capital surplus	28		2,497,185	2,498,001
Accumulated other comprehensive income	28		139,143	436,749
Retained earnings	28		2,416,596	1,743,282
(Regulatory reserve for credit losses of ~~W~~1,372,030 million as of June 30, 2018 and ~~W~~1,308,500 million as of December 31, 2017, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~(206,260) million as of June 30, 2018 and ~~W~~63,530 million as of December 31, 2017, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~(206,260) million as of June 30, 2018 and ~~W~~63,530 million as of December 31, 2017, respectively)

Total equity			23,161,023	22,616,131

Total liabilities and equity		~~W~~	216,726,286	213,179,007

(*)

The interim separate statement of financial position as of June 30, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative separate statement of financial position as of December 31, 2017 was not retrospectively restated to apply Korean IFRS 1109.

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Three-month and six-month periods ended June 30, 2018 and 2017 (Unaudited)

		June 30, 2018(*)			June 30, 2017(*)
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	29	~~W~~	1,277,376	2,491,801	1,207,795	2,400,629
Interest expense	29		(966,147)	(1,855,258)	(837,253)	(1,704,383)

Net interest income	54		311,229	636,543	370,542	696,246
Net fees and commission income	30		66,683	132,641	115,018	207,828
Dividend income	31		94,606	533,469	47,199	706,675
Net gain on securities measured at FVTPL	32		23,106	41,982	—	—
Net loss on financial assets held-for-trading	33		—	—	(4,367)	(9,830)
Net gain (loss) on financial liabilities measured at FVTPL	34		(5,693)	27,187	(3,167)	27,272
Net loss on securities measured at FVOCI	35		(95)	(3,187)	—	—
Net gain on available-for-sale financial assets	36		—	—	845,782	774,599
Net gain (loss) on derivatives	37		(78,565)	(115,112)	(129,131)	454,245
Net foreign currency transaction gain (loss)	38		100,338	167,292	134,187	(170,746)
Other operating expense, net	39		(35,343)	(94,609)	(62,854)	(120,225)

Non-interest income, net			165,037	689,663	942,667	1,869,818

Provision for (reverse of) credit losses	40		(30,700)	9,886	174,410	429,405

General and administrative expenses	41,54		150,830	303,417	147,893	298,510

Operating income	54		356,136	1,012,903	990,906	1,838,149

Impairment loss on investments in subsidiaries and associates	15		(216,569)	(216,739)	(130,341)	(130,341)
Other non-operating income	42		26,495	28,964	451	11,173
Other non-operating expense	42		(4,517)	(5,617)	(4,978)	(6,324)

Non-operating expense, net			(194,591)	(193,392)	(134,868)	(125,492)

Profit before income taxes			161,545	819,511	856,038	1,712,657

Income tax expense	43		118,242	299,203	273,091	439,549

Profit for the period	28		43,303	520,308	582,947	1,273,108

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~(504,523) million and ~~W~~718,306 million for the three-month and six-month periods ended June 30, 2018, respectively; ~~W~~537,875 million and ~~W~~1,002,402 million for the three-month and six-month periods ended June 30, 2017, respectively)

(Continued)

Korea Development Bank

Interim Separate Statements of Comprehensive Income, Continued

Three-month and six-month periods ended June 30, 2018 and 2017 (Unaudited)

		June 30, 2018(*)			June 30, 2017(*)
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other comprehensive income for the period, net of tax	28
Items that are or may be reclassified subsequently to profit or loss:
Net loss on securities measured at FVOCI			(256)	(7,119)	—	—
Valuation loss on available-for-sale financial assets, net			—	—	(499,813)	(627,635)
Exchange differences on translation of foreign operations			34,601	39,199	15,087	(42,157)
Valuation gain on cash flow hedge			298	795	1,016	2,909

			34,643	32,875	(483,710)	(666,883)

Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			(17,883)	3,540	—	—
Fair value changes on financial liabilities designated at fair value due to credit risk			(1,582)	(201)	—	—

			(19,465)	3,339	—	—

Total comprehensive income for the period		~~W~~	58,481	556,522	99,237	606,225

Earnings per share
Basic and diluted earnings per share (in won)	44	~~W~~	12	145	165	362

(*)

The interim separate statement of comprehensive income for the three-month and six-month periods ended June 30, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative interim separate statements of comprehensive income for the three-month and six-month periods ended June 30, 2017 were not retrospectively restated to apply Korean IFRS 1109.

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Six-month periods ended June 30, 2018 and 2017 (Unaudited)

	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
(In millions of won)
Balance at January 1, 2017	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011
Profit for the period		—	—	—	1,273,108	1,273,108
Valuation loss on available-for-sale financial assets		—	—	(627,635)	—	(627,635)
Exchange differences on translation of foreign operations		—	—	(42,157)	—	(42,157)
Valuation gain on cash flow hedge		—	—	2,909	—	2,909

Total comprehensive income for the period		—	—	(666,883)	1,273,108	606,225

Paid in capital increase		250,000	(1,238)	—	—	248,762

Transaction with owners		250,000	(1,238)	—	—	248,762

Balance at June 30, 2017(*)	~~W~~	17,793,099	2,498,709	546,582	2,581,608	23,419,998

Balance at January 1, 2018	~~W~~	17,938,099	2,498,001	436,749	1,743,282	22,616,131
Changes in accounting policy		—	—	(324,629)	290,907	(33,722)

Restated balance at January 1, 2018		17,938,099	2,498,001	112,120	2,034,189	22,582,409

Profit for the period		—	—	—	520,308	520,308
Net gain (loss) on securities measured at FVOCI		—	—	(12,770)	9,191	(3,579)
Exchange differences on translation of foreign operations		—	—	39,199	—	39,199
Valuation gain on cash flow hedge		—	—	795	—	795
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(201)	—	(201)

Total comprehensive income for the period		—	—	27,023	529,499	556,522

Dividends		—	—	—	(147,092)	(147,092)
Paid in capital increase		170,000	(816)	—	—	169,184

Transaction with owners		170,000	(816)	—	(147,092)	22,092

Balance at June 30, 2018(*)	~~W~~	18,108,099	2,497,185	139,143	2,416,596	23,161,023

(*)

The interim separate statement of changes in equity for the six-month period ended June 30, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative interim separate statement of changes in equity for the six-month period ended June 30, 2017 was not retrospectively restated to apply Korean IFRS 1109.

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2018 and 2017 (Unaudited)

(In millions of won)	Notes	2018(*)		2017(*)
Cash flows from operating activities
Profit for the period		~~W~~	520,308	1,273,108
Adjustments for:
Income tax expense	43		299,203	439,549
Interest income	29		(2,491,801)	(2,400,629)
Interest expense	29		1,855,258	1,704,383
Dividend income	31		(533,469)	(706,675)
Gain on valuation of securities measured at FVTPL	32		(42,153)	—
Gain on disposal of securities measured at FVTPL	32		(976)	—
Loss on valuation of financial assets held for trading	33		—	7,229
Gain on valuation of financial liabilities measured at FVTPL	34		(27,187)	(26,173)
Loss on disposal of securities measured at FVOCI	35		7,084	—
Reversal of loss allowance for securities measured at FVOCI	35		(3,897)	—
Gain on valuation of loans measured at FVTPL	39		(62,797)	—
Gain on disposal of available-for-sale financial assets	36		—	(879,996)
Impairment loss on available-for-sale financial assets	36		—	105,397
Loss (gain) on valuation of derivatives	37		271,202	(495,456)
Net gain on fair value hedged items	37		(218,153)	(20,838)
Loss (gain) on foreign exchange translations	38		(151,580)	185,903
Gain on disposal of investments in subsidiaries and associates	39		(364)	(1,978)
Impairment loss on investments in subsidiaries and associates			216,739	130,341
Provision for (reversal of) loan losses allowance	12		(29,359)	348,960
Increase of other provision	40		11,784	49,710
Reversal of provision for payment guarantees	26		(13,444)	(146,658)
Increase of provision for unused commitments	26		28,866	160,003
Increase of financial guarantee provision	26		12,039	17,390
Reversal of provision for possible losses from lawsuits	26		—	(3,120)
Defined benefit costs	25		20,259	19,585
Depreciation of property and equipment	16		15,494	14,584
Gain on disposal of assets held for sale	42		(26,216)	(9,195)
Loss on disposal of property and equipment	42		36	19
Depreciation of investment property	17		1,001	1,017
Amortization of intangible assets	18		8,974	10,980
Loss (gain) on redemption of debentures			(7)	47

			(853,464)	(1,495,621)

Changes in operating assets and liabilities:
Due from banks			(2,467,928)	(685,518)
Securities measured at FVTPL			(1,580,865)	—
Financial assets held for trading			—	206,997
Loans measured at FVTPL			32,700	—
Loans measured at amortized cost			(714,207)	—
Loans			—	(1,978,415)
Derivative financial assets			1,865,502	2,603,406
Other assets			(3,353,998)	(5,079,321)
Financial liabilities measured at FVTPL			—	(80,099)
Deposits			(2,541,132)	(324,521)
Derivative financial liabilities			(2,013,103)	(2,752,546)
Defined benefit liabilities			(35)	(19)
Other liabilities			3,522,033	5,860,316

			(7,251,033)	(2,229,720)

Income taxes received (paid)			(358,693)	4,385
Interest received			2,472,159	2,304,512

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2018 and 2017 (Unaudited)

(In millions of won)	Notes	2018(*)		2017(*)
Interest paid			(1,403,447)	(1,897,897)
Dividends received			526,307	704,750

Net cash used in operating activities		~~W~~	(6,347,863)	(1,336,483)

Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(700,036)	—
Disposal of securities measured at FVOCI	7		6,138,101	—
Acquisition of securities measured at FVOCI	7		(4,748,316)	—
Disposal of available-for-sale financial assets	8		—	16,460,826
Acquisition of available-for-sale financial assets	8		—	(13,490,480)
Disposal of securities measured at amortized cost	9		12,236	—
Acquisition of securities measured at amortized cost	9		(1,002,716)	—
Redemption of held-to-maturity financial assets	10		—	1,000
Disposal of property and equipment	16		342	96
Acquisition of property and equipment	16		(40,869)	(6,478)
Disposal of intangible assets	18		—	72
Acquisition of intangible assets	18		(37,934)	(7,274)
Disposal of investments in subsidiaries and associates			452,148	274,900
Acquisition of investments in subsidiaries and associates			(1,093,072)	(889,472)
Disposal of non-current assets held for sale			74,105	35,123

Net cash provided by (used in) investing activities			(946,011)	2,378,313

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			319,172	—
Proceeds from borrowings			19,841,554	14,534,537
Repayment of borrowings			(18,142,150)	(17,269,571)
Proceeds from issuance of debentures			61,522,233	48,520,059
Repayment of debentures			(59,693,021)	(49,021,073)
Dividends			(147,092)	—
Paid in capital increase			170,000	—
Stock issuance costs			(816)	(1,238)

Net cash provided by (used in) financing activities			3,869,880	(3,237,286)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			182,339	(257,541)
Net decrease in cash and cash equivalents			(3,241,655)	(2,452,997)
Cash and cash equivalents at beginning of the period			8,586,213	9,090,849

Cash and cash equivalents at end of the period	49	~~W~~	5,344,558	6,637,852

(*)

The interim separate statement of cash flows for the six-month period ended June 30, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative interim separate statement of cash flows for the six-month period ended June 30, 2017 was not retrospectively restated to apply Korean IFRS 1109.

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is W18,108,099 million with 3,621,619,768 shares of issued and outstanding as of June 30, 2018 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2018 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	8	97

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2018 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2018. The nature and the impact of each new standard or amendment are described below:

K-IFRS 1109 ‘Financial Instruments’

K-IFRS 1109 ‘Financial Instruments’ replaces the existing guidance in K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’. K-IFRS 1109 brings together all three aspects of the accounting for financial instruments project: classification and measurement, impairment and hedge accounting. Also, KIFRS 1107 Financial Instruments: Disclosures has been amended in accordance with K-IFRS 1109.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

The Bank’s accounting policies have been changed and the amounts recognized in the financial statements have been modified as a result of the adoption of KIFRS 1109 on January 1, 2018. In accordance with the transitional provisions, the financial statements for the year ended December 31, 2017 and those for the period ended June 30, 2017 have not been restated.

The main features of the standard include: a business model for the managing financial assets; classification and measurement of financial assets based on contractual cash flow characteristics of financial assets; an impairment model for financial instruments based on expected credit losses; the hedged item that meet the requirements of hedge accounting, increases in hedging instruments, or changes in the evaluation method for hedge effectiveness.

Classification and measurement of financial assets

K-IFRS 1109 requires a financial asset to be classified and measured subsequently at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL) based on the holder’s business model and instrument’s contractual cash flow characteristics as shown below. If a hybrid contract contains a host that is a financial asset, an embedded derivative is not separated from the host and the entire hybrid contract is classified according to the requirement of K-IFRS 1109.

Contractual cash flow characteristics
Business model	Composed solely of principal and interest	Other
Objective of collecting contractual cash flows	Measured at amortized cost(*1)
Objective of collecting contractual cash flows and selling financial assets	Measured at FVOCI(*1)	Measured at FVTPL(*2)
Objective of selling or others	Measured at FVTPL

(*1)	Financial assets may be irrevocably designated as measured at FVTPL to eliminate or reduce accounting mismatch.
(*2)	Investments in equity instruments not held for trading may be irrevocably designated as measured at FVOCI.

Classification and measurement of financial liabilities

K-IFRS 1109 requires that the amount of change in fair value of the financial liability designated as measured at FVTPL that is attributable to changes in the credit risk shall be presented in other comprehensive income and the amount shall not be reclassified as profit or loss. If the requirements create or enlarge an accounting mismatch in profit or loss, all gains or losses on that liability including the effects of changes in the credit risk shall be presented in profit or loss.

Impairment: financial assets and contract assets

In K-IFRS 1109, impairment of debt instruments measured at amortized costs or FVOCI, lease receivables, contract assets, loan commitments and financial guarantee contracts is recognized based on the expected credit loss (ECL) impairment model.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

K-IFRS 1109 outlines a ‘three-stage’ model for impairment based on changes in credit risk since initial recognition. A loss allowance is measured based on the 12-month ECL or life-time ECL which allows early recognition of credit loss compared to the incurred loss model of K-IFRS 1039.

	Classification	Loss allowance
Stage 1	Assets with no significant increase in credit risk since initial recognition	12-month ECL: Expected credit losses that result from default events that are possible within 12 months after the reporting date.

Stage 2	Assets with significant increase in credit risk since initial recognition	Lifetime ECL: Expected credit losses that result from all possible default events over the expected life of the financial instrument.
Stage 3	Credit-impaired assets

In K-IFRS 1109, the cumulative changes in lifetime ECL since initial recognition are recognized as a loss allowance for originated credit-impaired financial assets.

Hedge accounting

K-IFRS 1109 maintains mechanics of hedge accounting (fair value hedge, cash flow hedge and a hedge of a net investment in a foreign operation) as set forth in K-IFRS 1039. However, unlike requirements in K-IFRS 1039 that are too complex and strict, K-IFRS 1109 is more practical, principle based and less strict and focuses on the entity’s risk management activities. Also, K-IFRS 1109 allows broader range of hedged items and hedging instruments. Under K-IFRS 1039, a hedge is assessed to be highly effective only if the offset is in the range of

80-125 percentage by performing numerical test of effectiveness. In K-IFRS 1109, such requirements are alleviated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

Adjustments in the Separate statement of financial position as a result of the adoption of K-IFRS 1109 The Bank’s categories and carrying amounts of financial assets per K-IFRS 1039 and K-IFRS 1109 as of January 1, 2018 (the date of the initial application of K-IFRS 1109) are as follows:

Measurement categories		Carrying amounts
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039	Reclassification	Remeasurement(*)	K-IFRS 1109
Cash and due from banks	Cash and due from banks	~~W~~6,608,642	—	—	6,608,642
Financial assets at fair value through profit or loss:
Financial assets held for trading (debt securities)	Securities measured at FVTPL	911,203	—	—	911,203
Financial assets held for trading (equity securities)		15,534	—	—	15,534

		926,737	—	—	926,737

Available-for-sale financial assets:
Available-for-sale financial assets (debt securities)	Securities measured at FVOCI	17,609,058	(25,073)	—	17,583,985
	Loans measured at amortized cost	—	25,073	(75)	24,998
Available-for-sale financial assets (equity securities)	Securities measured at FVTPL	—	3,966,146	(9,882)	3,956,264
	Securities measured at FVOCI	14,453,863	(4,216,878)	(55)	10,236,930
	Loans measured at FVTPL	—	250,732	—	250,732

		32,062,921	—	(10,012)	32,052,909

Held-to-maturity financial assets	Securities measured at amortized cost	12,313	—	(1)	12,312

Loans	Loans measured at amortized cost	136,279,322	(492,460)	(246,091)	135,540,771
	Loans measured at FVTPL	—	630,810	251,146	881,956

		136,279,322	138,350	5,055	136,422,727

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

Measurement categories		Carrying amounts
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039	Reclassification	Remeasurement(*)	K-IFRS 1109
Derivative financial assets:
Trading purpose derivative financial assets	Trading purpose derivative financial assets	5,628,135	(138,350)	—	5,489,785
Hedging purpose derivative financial assets	Hedging purpose derivative financial assets	621,474	—	—	621,474

		6,249,609	(138,350)	—	6,111,259

Other financial assets	Other financial assets	7,378,355	—	(4,709)	7,373,646

		~~W~~189,517,899	—	(9,667)	189,508,232

(*)	The changes of provision for credit losses remeasured due to the adoption of K-IFRS 1109 are included.

On January 1, 2018 (the date of the initial application of K-IFRS 1109), W13,131 million of valuation loss from own credit risk of financial liabilities designated at fair value through profit or loss was reclassified to other comprehensive income.

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the Bank classified certain financial assets, other than financial assets at amortized cost as at January 1, 2018, to amortized cost as follows:

Measurement categories		Fair value		Recognizable valuation gain or loss if not reclassified
After reclassification (K-IFRS 1109)	Before reclassification (K-IFRS 1039)
Loans measured at amortized cost (Privately placed public bonds)	Available-for-sale financial assets (Privately placed public bonds)	~~W~~	25,073	73

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

The reconciliation of the ending allowances/provision in accordance with K-IFRS 1039 to the opening allowances in accordance with K-IFRS 1109 are as follows:

Measurement categories		Allowances/Provision
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039		Reclassification	Remeasurement	K-IFRS 1109
Loans and receivables
Due from banks	Due from banks	~~W~~	—	—	—	—
Loans	Loans measured at amortized cost		3,303,232	—	246,091	3,549,323
	Loans measured at FVTPL		212,221	(212,221)	—	—
Other financial assets	Other financial assets		236,203	—	4,709	240,912
Available-for-sale financial assets
Debt securities	Securities measured at FVOCI(*)		—	—	119,331	119,331
Held-to-maturity financial assets
Debt securities	Securities measured at amortized cost		—	—	1	1
Guarantees and Commitments
Payment guarantees (financial guarantee contracts, etc.)	Payment guarantees (financial guarantee contracts, etc.)		773,543	—	17,956	791,499
Unused commitments	Unused commitments		445,946	—	18,886	464,832

		~~W~~	4,971,145	(212,221)	406,974	5,165,898

(*)	The provision for credit losses for securities measured at FVOCI was recognized as other comprehensive income.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the impact on retained earnings is as follows:

Description	Impact of application
Retained earnings as of December 31, 2017 (before adoption of K-IFRS 1109)	~~W~~	1,743,282
Reversal of impairment loss on equity securities measured at FVOCI		477,360
Reclassification of accumulated other comprehensive income relating to available-for-sale financial assets reclassified to financial assets measured at FVTPL		(23,535)
Remeasurement after reclassified from available-for-sale financial assets to financial assets measured at FVTPL		(9,882)
Translation of equity securities denominated in foreign currencies		(425)
Effect of changes in exchange differences on translation of foreign operations		(48)
Effect of adjustment in convertible private bond, etc. classified as loans measured at FVTPL		251,146
Effect of adjustment in valuation loss from self-credit-risk of financial liabilities designated at fair value through profit or loss		(9,520)
Measurement of expected credit losses of loans measured at amortized cost		(246,091)
Measurement of expected credit losses of other financial assets		(4,709)
Measurement of expected credit losses of debt securities measured at FVOCI		(119,331)
Measurement of expected credit losses of securities measured at amortized cost		(1)
Effect of changes in provision for payment guarantee and unused commitments		(36,842)
Tax effect		12,785

Retained earnings as of January 1, 2018 (after adoption of K-IFRS 1109)	~~W~~	2,034,189

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the impact on other comprehensive income is as follows:

Description	Impact of application
Other comprehensive income as of December 31, 2017 (before adoption of K-IFRS 1109)	~~W~~	436,749
Reversal of impairment loss on equity securities measured at FVOCI		(477,360)
Reclassified from available-for-sale financial assets to financial assets measured at FVTPL		23,535
Effect of adjustment in valuation loss from self-credit-risk of financial liabilities designated at fair value through profit or loss		9,520
Measurement of expected credit losses of debt securities measured at FVOCI		119,331
Translation of equity securities denominated in foreign currencies		(55)
Effect of changes in exchange differences on translation of foreign operations		48
Others		352

Other comprehensive income as of January 1, 2018 (after adoption of K-IFRS 1109)	~~W~~	112,120

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

K-IFRS 1115 ‘Revenue from Contracts with Customers’

K-IFRS 1115 ‘Revenue from Contracts with Customers’ replaces the existing guidance in K-IFRS 1011 ‘Construction Contracts’, K-IFRS 1018 ‘Revenue’, K-IFRS 2113 ‘Customer Loyalty Programmes’, K-IFRS 2115 ‘Agreements for the Construction of Real Estate’, K-IFRS 2118 ‘Transfers of Assets from Customers’ and K-IFRS 2031 ‘Revenue—Barter Transactions Involving Advertising Services’. The core principle of K-IFRS 1115 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. The adoption of K-IFRS 1115 has no significant impact on the financial statements of the Bank.

K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

When an investment in an associate or a joint venture is held by, or it held indirectly through, an entity that is a venture capital organization, a mutual fund, etc., the entity may elect to measure that investment at fair value through profit or loss. The amendments clarify that an entity shall make this election separately for each associate of joint venture, at initial recognition of the associate or joint venture. The adoption of K-IFRS 1028 has no significant impact on the financial statements of the Bank.

K-IFRS 1102 ‘Share-based Payment’

Amendment to K-IFRS 1102 clarifies the accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled and valuation method used to measure fair value of cash-settled share-based payment. The adoption of K-IFRS 1102 has no significant impact on the financial statements of the Bank.

Enactments to Interpretation 2122‘Foreign Currency Transactions and Advance Consideration’

According to these enactments ‘Foreign Currency Transactions and Advance Consideration’, the date of the transaction for determining the exchange rate to use on initial recognition of the related asset, expense or income (or part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration. The adoption of enactments to Interpretation 2122 has no significant impact on the financial statements of the Bank.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2018, and the Bank has not early adopted them.

K-IFRS 1116 ‘Leases’

KIFRS 1116 ‘Leases’ replaces the existing guidance in K-IFRS 1017 ‘Leases’, K-IFRS 2104 ‘Determining whether an Arrangement contains a Lease’, K-IFRS 2015 ‘Operating Leases-Incentives’ and K-IFRS 2027

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’. The previous lease accounting model does not require a lessee to recognize assets and liabilities arising from operating leases. However, K-IFRS 1116 requires a lessee to recognize assets and liabilities for all leases for which the lease term is greater than 12 months and the underlying asset is not of low value. K-IFRS 1116 is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

2. Basis of Preparation, Continued

market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank tests impairment and recognizes allowances for losses on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for guarantees, and unused loan commitments. Accuracy of provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognised in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognised in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in the statement of comprehensive income.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in income as interest income or expense, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected Credit Loss of Financial Assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating.

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses are calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value upon agreement of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(15) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized in accordance with K-IFRS 1036 ‘Impairment of Assets’. Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognised in profit or loss.

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(20) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(21) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(22) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(23) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(24) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(25) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(26) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(27) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(28) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Cash	~~W~~	78,453	62,862
Due from banks in Korean won:
Due from Bank of Korea		4,485,737	2,136,005
Other due from banks in Korean won		6,432	1,501,419

		4,492,169	3,637,424

Due from banks in foreign currencies / off-shores		4,044,315	2,908,356

	~~W~~	8,614,937	6,608,642

(2)	Restricted due from banks as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Reserve deposit	~~W~~	3,112,256	1,248,969
Others		140,963	140,402

	~~W~~	3,253,219	1,389,371

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of June 30, 2018 are as follows:

	June 30, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	497,501	393,916
Equity investments		—	316,125	384,329
Beneficiary certificates		—	3,243,101	3,222,009
Government and public bonds		1,280,800	1,229,351	1,229,210
Financial bonds		1,050,000	1,043,869	1,044,125

		2,330,800	6,329,947	6,273,589
Securities denominated in foreign currencies/off-shores:
Stocks		—	6,195	5,954
Equity investments		—	24,734	24,785
Beneficiary certificates		—	402,008	409,318
Debt securities		184,186	184,246	182,646

		184,186	617,183	622,703

	~~W~~	2,514,986	6,947,130	6,896,292

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of June 30, 2018 are as follows:

	June 30, 2018
Company	Number of shares	Carrying amount	Restricted period
National Happiness Fund Co., Ltd.	34,066	68,757	Undecided

6. Financial Assets Held for Trading

(1)	Financial assets held for trading as of December 31, 2017 are as follows:

	December 31, 2017
Financial assets held for trading denominated in Korean won:
Debt securities:
Government and public bonds	~~W~~	532,899
Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		15,534
Debt securities		378,304

		393,838

	~~W~~	926,737

(2)	Details of debt securities in financial assets held for trading as of December 31, 2017 are as follows:

	December 31, 2017
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	539,000	532,856	532,899
Debt securities in foreign currencies		379,283	379,734	378,304

	~~W~~	918,283	912,590	911,203

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

7. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2018 are as follows:

	June 30, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,890,169	10,215,017
Government and public bonds		1,865,000	1,913,987	1,869,536
Financial bonds		3,807,000	3,801,165	3,805,212
Corporate bonds		6,797,694	6,798,527	6,751,452

		12,469,694	22,403,848	22,641,217
Securities denominated in foreign currencies/off-shores:
Equity securities		—	2,624	1,281
Debt securities		4,001,255	4,596,268	3,928,822
		4,001,255	4,598,892	3,930,103
Loaned securities:
Loaned securities		10,000	10,005	10,036

	~~W~~	16,480,949	27,012,745	26,581,356

Equity instruments that are held by acquisition due to conversion from debt instruments, investment in kind and investment in ventures and SMEs are designated as measured at FVOCI. The realized pre-tax income on disposal of equity securities during the six-month period ended June 30, 2018 is the amount of ~~W~~12,677 million, which is directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month period ended June 30, 2018 are as follows:

	2018
Beginning balance	~~W~~	27,820,915
Acquisition		4,748,316
Disposal		(6,168,332)
Change due to amortization		(10,128)
Change in fair value		(765)
Foreign exchange differences		183,599
Others(*1)		7,751

Ending balance	~~W~~	26,581,356

(*1)

For the six-month period ended June 30, 2018, others represent the increase in securities measured at FVOCI including shares of Wooyang HC Co., Ltd. and Namkwang Engineering & Construction Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Ecomaister Co., Ltd., Aribio Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds, and shares of Interbex Technology Co., Ltd. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

7. Securities Measured at FVOCI, Continued

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of June 30, 2018 are as follows:

	June 30, 2018
Company	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	134,651	Until July 6, 2023(*1)
Taihan Electric Wire Co., Ltd.(*2)	16,031,722		20,761	Undecided
Ajin P & P Co., Ltd.	516,270		5,339	Until IPO
Chinhung International Inc.	11,118,952		21,515	Until December 31, 2018
Hanjin Heavy Industries & Construction
Co., Ltd.	1,208,588		3,602	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	50,229,235	~~W~~	185,914

(*1)	From July 6, 2021, 50% of the shares may be sold every year.

(*2)	For the six-month period ended June 30, 2018, some shares have been disposed of in accordance with the decision of the council consisted of major shareholders, etc.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI during the six-month period ended June 30, 2018 are as follows:

	2018
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	4,395	7,926	107,010	119,331
Transfer to 12-month expected credit loss		66	(66)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(3,067)	3,067	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		3,383	(6,073)	(1,207)	(3,897)
Write-offs		—	—	(4,848)	(4,848)
Disposal		(936)	(130)	—	(1,066)
Debt-to-equity swap		—	—	(30,950)	(30,950)
Foreign currency translation		72	1	917	990

Ending balance	~~W~~	3,913	4,725	70,922	79,560

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

8. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2017 are as follows:

	December 31, 2017
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	10,959,862
Beneficiary certificates		2,937,542
Others		250,731

		14,148,135

Debt securities:
Government and public bonds		1,795,216
Financial bonds		4,639,828
Corporate bonds		7,762,985

		14,198,029

		28,346,164

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		305,728
Debt securities		3,411,029

		3,716,757

	~~W~~	32,062,921

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~8,855,069 million as of December 31, 2017.

(2)	Changes in available-for-sale financial assets for the six-month period ended June 30, 2017 are as follows:

	2017
Beginning balance	~~W~~	36,680,130
Acquisition		13,740,480
Disposal		(15,580,223)
Change due to amortization		(17,321)
Change in fair value		(813,773)
Impairment loss		(107,017)
Reversal of impairment loss		1,620
Reclassification		1,200
Foreign exchange differences		(192,120)
Others(*1)		45,369

Ending balance	~~W~~	33,758,345

(*1)

For the period ended June 30, 2017, others represents the increase in available-for-sale equity securities acquired from STX Heavy Industries Co., Ltd. as a part of the rehabilitation plan based on the Debtor

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

8. Available-for-Sale Financial Assets, Continued

Rehabilitation and Bankruptcy Act, available-for-sale equity securities acquired from Chinhung International Inc. as a result of debt-to-equity swap decision of the Creditor Financial Institutions Committee, based upon the Corporate Restructuring Promotion Act, and available-for-sale equity securities acquired from Phoenix Materials Co., Ltd. and others after exercising conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of December 31, 2017 are as follows:

Company	December 31, 2017
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	94,426	Undecided
National Happiness Fund Co., Ltd.	34,066		56,710	Undecided
Taihan Electric Wire Co., Ltd.(*1)	16,476,369		18,536	Undecided
Ajin P & P Co., Ltd.	516,270		5,321	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		3,532	Until May 18, 2018
Chinhung International Inc.(*2)	11,118,952		21,293	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,000	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	52,669,948	~~W~~	203,864

(*1)	For the year ended December 31, 2017, some shares have been disposed of in accordance with the decision of the council consisted of major shareholders, etc.

(*2)	The number of shares has changed after the decisions of capital reduction and debt-to-equity swap for the year ended December 31, 2017.

(4)	Details of debt securities in available-for-sale financial assets as of December 31, 2017 are as follows:

	December 31, 2017
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,790,000	1,838,455	1,795,216
Financial bonds in Korean won		4,648,000	4,644,729	4,639,828
Corporate bonds in Korean won		7,932,157	7,932,488	7,762,985
Debt securities denominated in foreign currencies / off shores		3,401,971	4,440,330	3,411,029

	~~W~~	17,772,128	18,856,002	17,609,058

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

9. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2018 are as follows:

	June 30, 2018
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	494,034	494,034
Financial bonds		509,369	509,369

	~~W~~	1,003,403	1,003,403

(2)	Changes in available-for-sale financial assets for the six-month period ended June 30, 2018 are as follows:

	2018
Beginning balance	~~W~~	12,312
Acquisition		1,002,716
Redemption		(12,236)
Change due to amortization		575
Reversal of impairment loss		1
Foreign exchange differences		35

Ending balance	~~W~~	1,003,403

10. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2017 are as follows:

	December 31, 2017
	Amortized cost		Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	1,588	2,348
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		10,725	10,725

	~~W~~	12,313	13,073

(2)	Changes in held-to-maturity financial assets for the six-month period ended June 30, 2017 are as follows:

	2017
Beginning balance	~~W~~	15,867
Acquisition		—
Redemption		(1,000)
Change due to amortization		17
Foreign exchange differences		(693)

Ending balance	~~W~~	14,191

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

11. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2018 are as follows:

	June 30, 2018
	Amortized cost		Fair value
Loans in Korean won:
Loans for facility development	~~W~~	251,763	301,063
Privately placed corporate bonds		887,039	861,722

	~~W~~	1,138,802	1,162,785

(2)	Gains (losses) related to loans measured at FVTPL for the six-month period ended June 30, 2018 are as follows:

	June 30, 2018
	Three-month period ended		Six-month period ended
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	6,523	6,523
Transaction losses		(9,923)	(11,491)

		(3,400)	(4,968)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		62,785	72,790
Valuation losses		—	(9,993)

		62,785	62,797

	~~W~~	59,385	57,829

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

12. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and allowance for loan losses as of June 30, 2018 are as follows:

	June 30, 2018
	Amortized cost		Fair value
Loans in Korean won:
Loans for working capital	~~W~~	49,943,523	49,005,851
Loans for facility development		46,613,215	47,224,575
Loans for households		1,076,982	1,093,201
Inter-bank loans		2,316,436	2,116,601

		99,950,156	99,440,228

Loans in foreign currencies:
Loans		12,858,188	13,563,786
Inter-bank loans		3,610,400	3,627,654
Loans borrowed from overseas financial institutions		152,067	164,908
Off-shore loans		11,622,608	12,380,343

		28,243,263	29,736,691

Other loans:
Bills bought in foreign currency		1,864,752	1,794,860
Advances for customers on acceptances and guarantees		120,792	27,996
Privately placed corporate bonds		877,317	620,168
Others		6,001,238	5,945,758

		8,864,099	8,388,782

		137,057,518	137,565,701

Less:
Allowance for loan losses		(3,306,053)
Present value discount		(342)
Deferred loan origination costs and fees		6,109

	~~W~~	133,757,232

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

12. Loans Measured at Amortized Cost, Continued

(2)	Changes in allowance for loan losses during the six-month period ended June 30, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	226,114	1,292,255	2,030,954	3,549,323
Transfer to 12-month expected credit loss		8,970	(8,970)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(87,717)	87,717	—	—
Transfer to credit-impaired loans		(64,375)	(157,045)	221,420	—
Provision (reversal) for loss allowance		102,164	(299,726)	168,203	(29,359)
Write-offs		—	—	(97,308)	(97,308)
Recovery		—	—	67,687	67,687
Sale		(162)	—	(90,627)	(90,789)
Debt-to-equity swap		—	—	(108,259)	(108,259)
Foreign currency translation		1,469	23,326	14,062	38,857
Other		1	(6,206)	(17,894)	(24,099)

Ending balance	~~W~~	186,464	931,351	2,188,238	3,306,053

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2018
	Three-month period ended		Six-month period ended
Reversal of allowance for loan losses	~~W~~	28,202	29,359
Losses on disposal of loan		(35,142)	(32,632)

	~~W~~	(6,940)	(3,273)

(4)	Changes in net deferred loan origination costs and fees for the six-month period ended June 30, 2018 are as follows:

	2018
Beginning balance	~~W~~	5,230
New deferrals		9,459
Amortization		(8,580)

Ending balance	~~W~~	6,109

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

13. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of December 31, 2017 are as follows:

	December 31, 2017
	Amortized cost		Fair value
Loans in Korean won:
Loans for working capital	~~W~~	48,073,015	46,991,365
Loans for facility development		49,032,004	48,628,943
Loans for households		1,484,374	1,497,412
Inter-bank loans		2,173,687	1,963,261

		100,763,080	99,080,981

Loans in foreign currencies:
Loans		13,011,258	13,485,711
Inter-bank loans		1,694,398	1,696,023
Loans borrowed from overseas financial institutions		154,063	158,332
Off-shore loans		10,962,265	11,368,199

		25,821,984	26,708,265

Other loans:
Bills bought in foreign currency		2,253,141	2,191,273
Advances for customers on acceptances and guarantees		112,108	31,968
Privately placed corporate bonds		1,937,308	1,483,255
Others		9,117,599	9,025,687

		13,420,156	12,732,183

		140,005,220	138,521,429

Less:
Allowance for loan losses		(3,515,453)
Present value discount		(215,809)
Deferred loan origination costs and fees		5,364

	~~W~~	136,279,322

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

13. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the six-month period ended June 30, 2017 are as follows:

	2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404
Provision for loan losses		356,680	170,181	48	(244,328)	32,323	34,056	348,960
Write-offs		(32,753)	(21,366)	(1,195)	(897)	—	(862)	(57,073)
Recovery		708	—	—	6,015	—	—	6,723
Sale		(64,880)	(33,656)	—	(6,435)	(1,102)	(14,169)	(120,242)
Debt-to-equity swap		(146,330)	(72,604)	—	(9,091)	(192)	(142,024)	(370,241)
Foreign exchange differences		—	—	—	(39,919)	(9)	(19,888)	(59,816)
Others		(35,375)	(140)	—	(4,257)	(30,466)	(7,606)	(77,844)

Ending balance	~~W~~	1,237,788	562,357	5,595	431,936	524,769	221,426	2,983,871

(3)	Losses related to loans for the three-month and six-month period ended June 30, 2017 are as follows:

	June 30, 2017
	Three-month period ended		Six-month period ended
Provision for loan losses	~~W~~	(90,666)	(348,960)
Gains on disposal of loan		2,295	4,652

	~~W~~	(88,371)	(344,308)

(4)	Changes in net deferred loan origination costs and fees for the six-month period ended June 30, 2017 are as follows:

	2017
Beginning balance	~~W~~	2,231
New deferrals		10,789
Amortization		(7,866)

Ending balance	~~W~~	5,154

14. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	5,609	1,054,784	—	—
Swaps		250,837,667	250,837,667	997,155	867,577
Options		3,520,931	9,609,305	82,565	138,508

		254,364,207	261,501,756	1,079,720	1,006,085

Currency
Forwards		16,826	—	—	—
Futures		42,343,512	41,071,935	1,110,059	959,410
Swaps		46,037,550	45,732,493	1,261,335	1,262,123
Options		535,039	488,040	6,910	4,896

		88,932,927	87,292,468	2,378,304	2,226,429

Stock
Futures		13,426	—	—	—
Options		843,650	2,267,543	3,019	5,476

		857,076	2,267,543	3,019	5,476

Allowance and other adjustments		—	—	(16,341)	(510)

		344,154,210	351,061,767	3,444,702	3,237,480

Hedging purpose derivative financial instruments:
Interest rate(*1)
Swaps		19,495,927	19,495,927	476,676	343,030
Currency
Swaps		6,550,918	6,866,822	54,399	319,649
Allowance and other adjustments		—	—	(125)	(5,459)

		26,046,845	26,362,749	530,950	657,220

	~~W~~	370,201,055	377,424,516	3,975,652	3,894,700

(*1)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

	December 31, 2017
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	263,106,943	269,454,550	1,094,066	1,048,654
Currency		95,220,871	94,686,514	4,401,846	4,371,560
Stock		706,531	1,777,606	491	2,436
Commodities		1,232	1,232	375	375
Embedded derivatives		657,821	250,000	138,350	—
Allowance and other adjustments		—	—	(6,993)	(542)

		359,693,398	366,169,902	5,628,135	5,422,483

Hedging purpose derivative financial instruments:
Interest rate		17,225,203	17,225,203	503,659	209,708
Currency		6,606,163	6,819,227	118,012	281,193
Allowance and other adjustments		—	—	(197)	(5,581)

		23,831,366	24,044,430	621,474	485,320

	~~W~~	383,524,764	390,214,332	6,249,609	5,907,803

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2018 are as follows:

	June 30, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	216,564	860,850	2,492,541	6,223,745	9,702,227	19,495,927
Currency:
Notional amounts outstanding	~~W~~	557,173	214,473	1,789,940	3,457,093	532,239	6,550,918

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2018 are as follows:

	June 30, 2018
	Notional amounts			Balances		Changes in fair value for 2018
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Swaps	~~W~~	1,250,000	1,250,000	141	7,247	1,057
Fair value hedge accounting:
Interest rate risk Swaps		18,245,927	18,245,927	476,535	335,783	(256,614)
Currency risk Swaps		6,550,918	6,866,822	54,399	319,649	(258,752)

		24,796,845	25,112,749	530,934	655,432	(515,366)

	~~W~~	26,046,845	26,362,749	531,075	662,679	(514,309)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2018 are as follows:

	June 30, 2018
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2018	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Debt debentures	~~W~~	—	1,250,000	—	—	—	(5,812)
Fair value hedge accounting:
Interest rate risk Securities measured at FVOCI		1,407,540	—	(44,400)	—	(22,917)	—
Debt debentures		—	18,589,454	—	(587,898)	274,272	—
Other liabilities (Deposits, etc.)		—	104,250	—	(7,920)	6,101	—

		1,407,540	18,693,704	(44,400)	(595,818)	257,456	—

Currency risk Debt debentures		—	6,488,294	—	(337,082)	263,306	—

		1,407,540	25,181,998	(44,400)	(932,900)	520,762	—

	~~W~~	1,407,540	26,431,998	(44,400)	(932,900)	520,762	(5,812)

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month period ended June 30, 2018 is as follows:

	2018
	Hedge ineffectiveness recognized in profit or loss
Interest rate risk	~~W~~	842
Currency risk		4,554

	~~W~~	5,396

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month period ended June 30, 2018 is as follows:

	2018
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*1)	Amount reclassified from other comprehensive income to profit or loss(*1)
Interest rate risk	~~W~~	1,097	122	2,045

(*1)	Recognized in gains or losses related to hedging purpose derivatives.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		35,848	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		15,124	15,124
Daehan Shipbuilding Co., Ltd.(*2)		—	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		188,040	194,101
Korea Railroad Financing 1		104,503	152,692
Korea Education Financing		61,916	63,947
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*3)		7,409	8,422
KDB Value PEF VI(*4)		617,553	599,982
KDB Consus Value PEF(*5)		411,154	110,823
KDB Sigma PEF II		129,330	129,330
KDB Value PEF VII		52,680	85,566
KDB-IAP OBOR PEF		34,140	34,140
Nvestor 2016 PEF		24,280	24,280
KDB Asia PEF		15,210	14,784
Others		2,357	3,382

		2,790,762	2,563,639

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		500,000	452,500
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		221,306	221,468
Korea Maritime Guarantee Insurance Co., Ltd.		134,856	134,856
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		42,638	42,997
Shinbundang Railroad Co., Ltd.(*6)		8,121	18,065
Troika Resources Investment PEF(*7)		8,996	9,035
Hyundai Merchant Marine Co., Ltd.(*8)		78,835	78,835
GM Korea Company(*9)		237,222	—
Others(*10)		1,834,357	1,911,149

		20,383,176	20,185,750

	~~W~~	23,173,938	22,749,389

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank acquired additional 7,904,138 shares with voting rights of Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) due to debt-to-equity swap for the year ended December 31, 2017. Considering the DSME’s financial difficulty due to a decrease in the possibility of increase in contract price for additional works and an unexpected increase in contract costs in offshore plants as objective evidence of impairment, the Bank recognized ~~W~~90,509 million of impairment losses for the years ended December 31, 2017.

(*2)

The Bank recognized ~~W~~1,522 million of impairment losses for the year ended December 31, 2017, considering the decrease in the value in use of assets held due to the decline in expected cash flows as objective evidence of impairment.

(*3)

The Bank recognized ~~W~~170 million and ~~W~~1,977 million of impairment losses for the period ended June 30, 2018 and the year ended December 31, 2017, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*4)

The Bank recognized ~~W~~517,040 million of impairment losses for the year ended December 31, 2017, considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an objective evidence of impairment for the year ended December 31, 2017.

(*5)

Considering the decline in the value in use of KDB Life Insurance Co., Ltd. due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as objective evidence of impairment, the Bank recognized ~~W~~103,101 million of impairment losses for the year ended December 31, 2017.

(*6)

Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~9,944 million and ~~W~~6,998 million of impairment losses for the period ended June 30, 2018 and the year ended December 31, 2017, respectively.

(*7)

Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~39 million and ~~W~~4,155 million of impairment losses for the period ended June 30, 2018 and the year ended December 31, 2017, respectively.

(*8)

The Bank acquired additional 15,761,836 shares with voting rights of Hyundai Merchant Marine Co., Ltd. amounting to ~~W~~78,809 million due to capital increase by allocation to stockholders for the year ended December 31, 2017.

(*9)

According to Agreement of Management normalization on GM Korea Company, the Bank acquired 11,906,881 preferred shares. Additionally considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~167,291 million of impairment losses for the six-month period ended June 30, 2018.

(*10)

The Bank recognized ~~W~~39,295 million of impairment losses for KoFC KTB Frontier Champ 2010-3 PEF and 10 other companies for the period ended June 30, 2018. The Bank recognized ~~W~~48,608 million of impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 18 other companies for the year ended December 31, 2017.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2018 and December 31, 2017 are as follows:

	Market value			Carrying amounts
	June 30, 2018		December 31, 2017	June 30, 2018	December 31, 2017
Korea Electric Power Co., Ltd.	~~W~~	6,759,528	8,058,625	16,921,067	16,921,067
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,612,932	830,361	15,124	15,124
Hyundai Merchant Marine Co., Ltd.		207,232	206,820	78,835	78,835
Dongbu Steel Co., Ltd.		84,544	69,229	19	13

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,485,212	1,153,292	331,920	43,812	7,855	21,477	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		925,123	846,769	78,354	33,431	916	(3,222)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		450,413	365,250	85,163	12,814	2,928	5,589	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		598,371	533,072	65,299	10,835	2,825	9,470	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		380,646	308,841	71,805	124,480	10,953	2,001	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,308,087	7,789,269	3,518,818	4,581,884	456,761	467,498	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		324,355	294,523	29,832	119,654	953	928	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		274,627	236,224	38,403	59,937	5,219	5,219	100.00
Daehan Shipbuilding Co., Ltd.(*2)	Korea	December	Manufacturing		567,703	651,540	(83,837)	259,364	(22,851)	(22,469)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,497,491	4,665,580	831,911	237,177	52,079	52,824	99.92
Korea BTL Financing 1(*3)	Korea	Semi-annually	Financial investment		454,823	307	454,516	8,716	8,027	8,027	41.67
Korea Railroad Financing 1(*3)	Korea	Semi-annually	Financial investment		209,245	7	209,238	2,867	2,579	2,579	50.00
Korea Education Financing(*3)	Korea	Semi-annually	Financial investment		124,296	6	124,290	2,454	2,291	2,291	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		35,239	6,018	29,221	14,322	8,146	8,146	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		8,740	5	8,735	361	313	313	85.00
KDB Value PEF VI	Korea	December	Financial investment		10,594,651	8,616,901	1,977,750	5,707,610	49,445	57,653	99.84

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	June 30, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Consus Value PEF	Korea	December	Financial investment		18,036,024	17,475,377	560,647	2,017,158	1,505	(33,083)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		221,819	288	221,531	989	269	(330)	60.00
KDB Value PEF VII(*4)	Korea	December	Financial investment		104,167	3,826	100,341	29,292	21,599	14,148	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*4)	Korea	December	Financial investment		295	—	295	1,285	1,282	1,282	50.00
KTB Korea-Australia Global Cooperation PEF	Korea	December	Financial investment		1,281	—	1,281	7	—	—	95.00
KDB Asia PEF(*4)	Korea	December	Financial investment		29,978	196	29,782	—	(2,884)	2,772	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,138	1,812	(674)	2	(24)	(24)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56
KDB-IAP OBOR PEF(*4)	Korea	December	Financial investment		147,149	50,140	97,009	—	3,330	7,654	33.52

Subsidiaries:
Nvestor 2016 PEF	Korea	December	Financial investment	~~W~~	65,161	22,164	42,997	15,417	6,716	6,716	80.00
KDBC IP Investment Fund 2(*4)	Korea	December	Financial investment		9,859	3,051	6,808	624	510	510	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*4)	Korea	December	Financial investment		11,194	74	11,120	1,345	(322)	(322)	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		185,786,125	114,507,734	71,278,391	29,043,203	(1,226,489)	(1,196,851)	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing		974,082	127,253	846,829	21,736	(10,326)	(47,975)	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,382,377	336,728	1,045,649	337,613	4,082	4,081	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		831,609	11,726	819,883	30,438	26,959	26,959	26.67
GM Korea Company(*5)	Korea	December	Manufacturing		5,845,697	3,957,129	1,888,568	4,759,763	(801,921)	(800,603)	17.02
Hyundai Merchant Marine Co., Ltd.(*6)	Korea	December	Foreign cargo transportation		3,542,400	3,023,937	518,463	2,350,812	(418,637)	(398,221)	13.13
Korea Appraisal Board	Korea	December	Appraisal		250,875	39,656	211,219	74,624	9,035	8,796	30.60
Korea Maritime Guarantee Insurance Co., Ltd.	Korea	December	Finance		334,346	21,441	312,906	5,064	868	899	41.88
Multi Asset Electronic Power PEF	Korea	December	Financial investment		83,039	754	82,285	795	739	739	50.00
Shinbundang Railroad Co., Ltd.(*7)	Korea	December	Other		740,765	976,802	(236,037)	42,494	(18,255)	(18,255)	10.98
Troika Resources Investment PEF(*8)	Korea	December	Financial investment		21,813	5,373	16,440	(43)	(1,014)	(1,014)	54.94

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,481,387	1,171,441	309,946	76,587	22,762	(16,026)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		873,868	793,699	80,169	46,576	6,096	6,917	100.00
KDB Ireland Ltd.	Ireland	December	Finance		399,436	320,670	78,766	21,616	7,606	(1,212)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		745,374	677,237	68,137	90,386	60,790	(42,187)	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		363,222	293,418	69,804	140,860	10,046	1,048	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,446,753	8,456,091	2,990,662	11,101,818	621,492	527,133	56.01
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		315,526	286,621	28,905	46,853	3,165	2,378	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		281,704	248,520	33,184	38,824	(3,361)	(3,457)	100.00
Daehan Shipbuilding Co., Ltd.(*2)	Korea	December	Manufacturing		543,676	602,057	(58,381)	438,857	(6,352)	(6,352)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,078,188	4,281,709	796,479	429,661	115,107	93,859	99.92
Korea BTL Financing 1(*3)	Korea	Semi-annually	Financial investment		469,776	321	469,455	18,526	17,072	17,072	41.67
Korea Railroad Financing 1(*3)	Korea	Semi-annually	Financial investment		309,417	12	309,405	13,879	13,040	13,040	50.00
Korea Education Financing(*3)	Korea	Semi-annually	Financial investment		128,391	7	128,384	5,011	4,668	4,668	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		38,805	6,729	32,076	25,456	13,418	13,480	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		9,775	6	9,769	865	751	751	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,797,318	7,732,081	2,065,237	12,068,750	(458,586)	(483,214)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		17,331,649	17,089,983	241,666	4,515,023	49,595	(14,937)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		222,435	574	221,861	2	4,595	4,525	60.00
KDB Value PEF VII(*4)	Korea	December	Financial investment		214,051	62,087	151,964	15,766	10,027	(3,105)	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*4)	Korea	December	Financial investment		15,017	3	15,014	2,131	(294)	18	50.00
KTB Korea-Australia Global Cooperation PEF	Korea	December	Financial investment		1,286	5	1,281	2	1,861	1,861	95.00
KDB Asia PEF(*4)	Korea	December	Financial investment		26,353	195	26,158	—	(2,619)	(4,466)	50.00

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Components and Materials M&A PEF	Korea	December	Financial investment		1,162	1,812	(650)	4	(2,251)	4,712	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56
KDB-IAP OBOR PEF(*4)	Korea	December	Financial investment		140,592	47,894	92,698	—	(1,598)	(8,062)	33.52
Nvestor 2016 PEF	Korea	December	Financial investment	~~W~~	62,384	25,886	36,498	13,717	96	96	80.00
KDBC IP Investment Fund 2(*4)	Korea	December	Financial investment		9,398	3,000	6,398	2,167	2,162	1,776	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*4)	Korea	December	Financial investment		11,621	179	11,442	3,410	3,227	1,571	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		181,788,915	108,824,274	72,964,641	59,814,862	1,298,720	1,230,194	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing		765,050	5,122	759,928	39,671	(155,690)	(144,956)	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,402,083	359,898	1,042,185	732,967	20,934	17,383	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		829,503	9,885	819,618	29,627	43,704	43,704	26.67
GM Korea Company(*5)	Korea	December	Manufacturing		6,008,278	7,626,156	(1,617,878)	10,913,237	(1,626,576)	(1,629,680)	17.02
Hyundai Merchant Marine Co., Ltd.(*6)	Korea	December	Foreign cargo transportation		3,602,418	2,705,498	896,920	5,028,016	(1,218,503)	(1,325,963)	13.13
Korea Appraisal Board	Korea	December	Appraisal		248,358	42,180	206,178	142,738	8,662	6,818	30.60
Korea Maritime Guarantee Insurance Co., Ltd.	Korea	December	Finance		331,270	19,051	312,219	14,135	(1,920)	(1,859)	41.88
Multi Asset Electronic Power PEF	Korea	December	Financial investment		84,417	805	83,612	847	5,833	5,833	50.00
Shinbundang Railroad Co., Ltd.(*7)	Korea	December	Other		755,225	973,007	(217,782)	83,125	(55,814)	(55,814)	10.98
Troika Resources Investment PEF(*8)	Korea	December	Financial investment		30,895	4,106	26,789	3,406	3,834	3,834	54.94

(*1)

The Bank consolidates directly the investee which was a subsidiary of Daewoo Shipbuilding& Marine Engineering Co., Ltd. as it has control over the investee through the commencement of the administrative proceeding for the year ended December 31, 2017.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*4)

Although the Group’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*5)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

(*6)

Although the Bank’s shareholding in Hyundai Merchant Marine Co., Ltd. is less than 20%, the Bank is considered to have significant influence as the principal creditor bank of Hyundai Merchant Marine Co., Ltd.

(*7)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*8)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

16. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2018
Acquisition cost:
Land	~~W~~	250,461	232	(63)	922	16	251,568
Buildings and structures		388,423	3,984	(276)	356	40	392,527
Leasehold improvements		39,870	1,104	(2,897)	—	16	38,093
Vehicles		927	—	(108)	—	17	836
Equipment		51,773	650	(326)	—	211	52,308
Construction in progress		79,032	21,379	—	—	—	100,411
Others		141,822	13,520	(1,114)	—	103	154,331

		952,308	40,869	(4,784)	1,278	403	990,074

Accumulated depreciation:
Buildings and structures(*1)		165,607	5,745	(84)	343	36	171,647
Leasehold improvements		31,684	1,870	(2,786)	—	(56)	30,712
Vehicles		860	30	(97)	—	16	809
Equipment(*1)		42,920	1,378	(326)	—	181	44,153
Others		112,969	6,471	(1,113)	—	69	118,396

		354,040	15,494	(4,406)	343	246	365,717

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	592,884	25,375	(378)	935	157	618,973

(*1)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

16. Property and Equipment, Continued

	2017
	January 1, 2017		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2017
Acquisition cost:
Land	~~W~~	249,180	—	—	147	(5)	249,322
Buildings and structures		381,918	721	(19)	2,895	(11)	385,504
Leasehold improvements		39,307	407	(570)	—	(283)	38,861
Vehicles		1,395	—	(90)	—	(32)	1,273
Equipment		50,851	673	(297)	53	(130)	51,150
Construction in progress		63,042	3,412	—	(2,731)	—	63,723
Others		128,991	1,265	(57)	—	(110)	130,089

		914,684	6,478	(1,033)	364	(571)	919,922

Accumulated depreciation:
Buildings and structures(*1)		154,438	5,487	(10)	44	(10)	159,949
Leasehold improvements		28,982	1,932	(570)	—	(194)	30,150
Vehicles		1,244	45	—	—	(119)	1,170
Equipment(*1)		40,589	1,520	(281)	—	(96)	41,732
Others		102,141	5,600	(57)	—	(53)	107,631

		327,394	14,584	(918)	44	(472)	340,632

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	581,906	(8,106)	(115)	320	(99)	573,906

(*1)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

17. Investment Property

Changes in investment property for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition/ depreciation	Reclassification	June 30, 2018
Acquisition cost:
Land	~~W~~	58,843	—	(922)	57,921
Buildings and structures		42,577	—	(356)	42,221

		101,420	—	(1,278)	100,142

Accumulated depreciation:
Buildings and structures		20,054	1,001	(343)	20,712
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	78,391	(1,001)	(935)	76,455

	2017
	January 1, 2017		Acquisition/ depreciation	Reclassification	June 30, 2017
Acquisition cost:
Land	~~W~~	60,215	—	(147)	60,068
Buildings and structures		43,373	—	(217)	43,156

		103,588	—	(364)	103,224

Accumulated depreciation:
Buildings and structures		18,396	1,017	(44)	19,369
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,217	(1,017)	(320)	80,880

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~84,433 million and ~~W~~85,375 million as of June 30, 2018 and December 31, 2017, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 51.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

18. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2018
Development expense	~~W~~	67,920	35,200	—	(6,645)	—	96,475
Equipment usage right		626	—	—	(27)	23	622
Other deposits provided		11,431	—	—	—	5	11,436
Others		10,525	2,734	—	(2,302)	3	10,960

	~~W~~	90,502	37,934	—	(8,974)	31	119,493

	2017
	January 1, 2017		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2017
Development expense	~~W~~	36,338	4,810	—	(7,993)	—	33,155
Equipment usage right		791	—	(72)	(29)	(3)	687
Other deposits provided		11,442	—	—	—	(2)	11,440
Others		10,184	2,464	—	(2,958)	(34)	9,656

	~~W~~	58,755	7,274	(72)	(10,980)	(39)	54,938

19. Other Assets

Other assets as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Accounts receivable	~~W~~	8,780,181	4,837,465
Unsettled domestic exchange receivables		1,382,633	2,144,474
Accrued income		547,754	453,712
Guarantee deposits		140,643	152,917
Financial guarantee asset		18,014	23,371
Prepaid expenses		3,134	3,253
Advance payments		13,884	12,244
Others		96,807	76,759

		10,983,050	7,704,195
Allowance for credit losses		(253,109)	(236,203)
Present value discount		(2,459)	(2,551)

	~~W~~	10,727,482	7,465,441

The carrying amounts of financial assets included in other assets above amounted to ~~W~~10,629,350 million and ~~W~~7,378,355 million as of June 30, 2018 and December 31, 2017, respectively, and their fair value amounted to ~~W~~10,630,589 million and ~~W~~7,382,912 million as of June 30, 2018 and December 31, 2017, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

20. Assets Held for Sale

The Bank as the principal creditor bank of STX Engine Co., Ltd. and STX Corporation decided to sell its stake in STX Engine Co., Ltd. and STX Corporation in accordance with a resolution adopted by the council of financial creditors. During 2017, the council of financial creditors has selected UAMCO., Ltd. and AFC Korea Ltd. as the priority negotiation partners of STX Engine Co., Ltd. and STX Corporation, respectively. The sale of the Bank’s stake in STX Engine Co., Ltd. has been completed at June 28, 2018 and the sale procedure of its stake in STX Corporation is in progress as of June 30, 2018.

Assets held for sale as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Assets held for sale:
Investments in subsidiaries and associates	~~W~~	10,584	58,473

21. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Debentures	~~W~~	1,875,975	1,583,713

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Carrying amount	~~W~~	1,875,975	1,583,713
Contractual cash flow amounts		1,831,208	1,511,996

Difference	~~W~~	44,767	71,717

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

22. Deposits

Deposits as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018			December 31, 2017
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	186,547	186,547	92,588	92,588
Time and savings deposits		23,983,653	24,252,911	24,736,965	24,722,973
Certificates of deposit		492,991	494,077	1,510,343	1,510,197

		24,663,191	24,933,535	26,339,896	26,325,758

Deposits in foreign currencies:
Demand deposits		766,088	766,088	1,396,322	1,396,322
Time and savings deposits		2,232,173	2,246,047	2,553,348	2,552,337
Certificates of deposit		2,435,028	2,455,772	2,388,267	2,388,049

		5,433,289	5,467,907	6,337,937	6,336,708

Off-shore deposits in foreign currencies:
Demand deposits		423,469	423,469	380,346	380,346

	~~W~~	30,519,949	30,824,911	33,058,179	33,042,812

23. Borrowings

(1)	Borrowings as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	4,673,705	4,666,605
Borrowings in foreign currencies	0.05	5.45		12,441,478	12,544,416
Off-shore borrowings in foreign currencies	0.97	4.32		1,128,936	1,137,149
Others	0.15	4.70		4,450,176	4,477,551

				22,694,295	22,825,721

Deferred borrowing costs				(936)

			~~W~~	22,693,359

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

23. Borrowings, Continued

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	4,789,607	4,788,758
Borrowings in foreign currencies	0.05	5.50		10,573,215	10,624,837
Off-shore borrowings in foreign currencies	0.69	4.32		1,302,512	1,304,341
Others	0.01	5.30		4,307,593	4,307,428

				20,972,927	21,025,364

Deferred borrowing costs				(1,298)

			~~W~~	20,971,629

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2018 and December 31, 2017 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2018		December 31, 2017
Ministry of Strategy and Finance	Borrowings from government fund(*1)	1.48 ~ 1.98	~~W~~	224,485	248,829
Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.10 ~ 1.00		2,777	3,183
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.04		101,018	104,161
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.02 ~ 2.50		2,680,227	2,563,235
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.10		591,892	648,512
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.28		59,923	64,056
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		721,949	871,314
Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		291,434	286,317

			~~W~~	4,673,705	4,789,607

(*1) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

23. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2018 and December 31, 2017 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2018		December 31, 2017
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	152,067	154,063
Mizuho and others	Bank loans from foreign funds	3M Libor + 0.25 ~ 3M Libor + 0.78		1,177,785	1,285,680
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		1,184,589	1,809,558
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.97 ~ 2.52		776,404	1,069,868
HSBC and others	Off-shore long term borrowings	3M Libor + 0.50 ~ 3M Libor + 0.62		336,510	214,280
JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		16,022	18,364
Others	Short-term borrowings in foreign currencies	0.05 ~ 5.45		8,261,472	5,724,739
	Long term borrowings in foreign currencies	0.12 ~ 3.16		1,665,565	1,599,175

			~~W~~	13,570,414	11,875,727

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

24. Debentures

Debentures as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.03	6.90	~~W~~	96,248,971	96,872,791
Discount on debentures				(35,786)
Premium on debentures				159
Valuation adjustment for fair value hedges				(243,943)

				95,969,401

Debentures in foreign currencies:
Debentures	0.02	8.20		13,541,278	13,671,671
Discount on debentures				(31,798)
Valuation adjustment for fair value hedges				(357,088)

				13,152,392

Off-shore debentures:
Debentures	—	7.73		10,715,359	10,725,342
Discount on debentures				(26,061)
Valuation adjustment for fair value hedges				(323,949)

				10,365,349

			~~W~~	119,487,142	121,269,804

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

24. Debentures, Continued

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.29	6.90	~~W~~	95,245,150	95,361,894
Discount on debentures				(47,122)
Premium on debentures				203
Valuation adjustment for fair value hedges				(227,991)

				94,970,240

Debentures in foreign currencies:
Debentures	0.16	8.20		12,932,807	12,599,884
Discount on debentures				(33,802)
Valuation adjustment for fair value hedges				(345,622)

				12,553,383

Off-shore debentures:
Debentures	—	7.73		10,628,444	10,331,998
Discount on debentures				(24,660)
Valuation adjustment for fair value hedges				(308,425)

				10,295,359

			~~W~~	117,818,982	118,293,776

25. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Present value of defined benefit liabilities	~~W~~	360,123	343,887
Fair value of plan assets		(294,252)	(298,240)

	~~W~~	65,871	45,647

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

25. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	343,887	(298,240)	45,647
Current service costs		19,721	—	19,721
Interest expense (income)		5,302	(4,764)	538
Benefits paid by the plan		(8,787)	8,752	(35)

Ending balance	~~W~~	360,123	(294,252)	65,871

	2017
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	308,839	(265,122)	43,717
Current service costs		19,014	—	19,014
Interest expense (income)		4,304	(3,733)	571
Benefits paid by the plan		(6,654)	6,635	(19)
Others		(135)	—	(135)

Ending balance	~~W~~	325,368	(262,220)	63,148

(3)	Fair value of plan assets for each type as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018			December 31, 2017
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	294,252	—	298,240

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,853	19,721	9,608	19,014
Interest expense (income), net		270	538	88	571

	~~W~~	10,123	20,259	9,696	19,585

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

25. Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018	December 31, 2017
Discount rate (%)	3.25	3.25
Future salary increasing rate (%)	6.50	6.50

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2017 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.44% decrease	11.20% increase
Future salary increasing rate	10.72% increase	9.25% decrease

(7)	The weighted average duration of defined benefit liabilities is 11.14 years as of December 31, 2017.

26. Provisions

(1)	Changes in provisions for the years ended June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Provision for payment guarantees	~~W~~	508,343	445,946
Provision for unused commitments		162,022	135,321
Financial guarantee provision		652,321	638,222
Lawsuit provision		14,369	135,497
Other provision		7,786	8,965

	~~W~~	1,344,841	1,363,951

(2)	Changes in provision for unused commitments during the six-month period ended June 30, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	17,718	447,095	19	464,832
Transfer to 12-month expected credit loss		301,922	(301,922)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(7,000)	7,000	—	—
Provision for (reversal of) unused commitments		(5,081)	33,966	(19)	28,866
Foreign currency translation		13,931	714	—	14,645

Ending balance	~~W~~	321,490	186,853	—	508,343

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

26. Provisions, Continued

(3)	Changes of financial guarantee provision during the six-month period ended June 30, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,763	72,267	73,458	147,488
Transfer to 12-month expected credit loss		363	(295)	(68)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(496)	548	(52)	—
Transfer to credit-impaired exposures		—	(7,277)	7,277	—
Provision for (reversal of) unused commitments		180	2,357	9,502	12,039
Foreign currency translation		6	2,191	298	2,495

Ending balance	~~W~~	1,816	69,791	90,415	162,022

(4)	Changes in provision for payment guarantees during the six-month period ended June 30, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,512	426,421	208,078	644,011
Transfer to 12-month expected credit loss		114,022	(114,022)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(778)	778	—	—
Transfer to credit-impaired exposures		(5,899)	(2,670)	8,569	—
Provision for (reversal of) unused commitments		66,340	(62,716)	(17,068)	(13,444)
Foreign currency translation		3,734	10,739	7,281	21,754

Ending balance	~~W~~	186,931	258,530	206,860	652,321

(5)	Changes of lawsuit provision and other provision during the six-month period ended June 30, 2018 are as follows:

	2018
	Lawsuit provision		Other provision
Beginning balance	~~W~~	135,497	8,965
Provision used		(121,128)	(1,179)

Ending balance	~~W~~	14,369	7,786

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

26. Provisions, Continued

(6)	Changes in provisions for the six-month period ended June 30, 2017 are as follows:

	2017
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250
Increase (reversal) of provision		(146,658)	160,003	17,390	(3,120)	—	27,615
Provision used		—	—	—	(15,276)	(2,511)	(17,787)
Foreign exchange differences		(41,569)	(6,184)	(13)	—	—	(47,766)

Ending balance	~~W~~	647,539	349,250	53,312	110,946	2,265	1,163,312

(7)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(8)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(9)	Provision for possible losses from lawsuits

As of June 30, 2018, the Bank is involved in 28 lawsuits as a plaintiff and 29 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~316,729 million and ~~W~~191,324 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2018 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

26. Provisions, Continued

Major lawsuits in progress as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		34,209	1st trial ruled against the Bank; 2nd trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		27,180	1st trial ruled in favor of the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

26. Provisions, Continued

	December 31, 2017
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		34,209	1st trial ruled against the Bank; 2nd trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		27,180	1st trial ruled in favor of the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

(10)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

27. Other Liabilities

Other liabilities as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Accounts payable	~~W~~	8,537,672	4,580,635
Accrued expense		1,954,145	1,729,336
Advance receipts		127	—
Unearned income		40,083	37,919
Deposits withholding tax		18,657	26,735
Guarantee money received		233,308	393,869
Foreign exchanges payable		28,397	77,289
Domestic exchanges payable		271,310	238,958
Borrowing from trust accounts		1,275,969	1,062,609
Financial guarantee liability		24,063	28,969
Others		58,601	325,444

		12,442,332	8,501,763
Present value discount		(288)	(266)

	~~W~~	12,442,044	8,501,497

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,326,826 million and ~~W~~8,133,810 million as of June 30, 2018 and December 31, 2017, respectively, and their fair value amounted to ~~W~~12,326,831 million and ~~W~~8,133,787 million as of June 30, 2018 and December 31, 2017, respectively.

28. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,621,619,768 shares issued and 3,587,619,768 shares issued as of June 30, 2018 and December 31, 2017, respectively, and outstanding with a total par value of ~~W~~ 18,108,099 million and ~~W~~17,983,099 million as of June 30, 2018 and December 31, 2017, respectively.

(2) Capital surplus

Capital surplus as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Paid-in capital in excess of par value	~~W~~	62,317	63,133
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,497,185	2,498,001

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

28. Equity, Continued

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	125,122	—
Loss allowance for securities measured at FVOCI (before tax)		79,560	—
Income tax effect		(56,287)	—

		148,395	—

Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)		—	683,258
Income tax effect		—	(187,896)

		—	495,362

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(30,221)	(69,467)
Income tax effect		—	—

		(30,221)	(69,467)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(5,812)	(6,910)
Income tax effect		1,598	1,900

		(4,214)	(5,010)

	June 30, 2018		December 31, 2017
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)	~~W~~	21,881	21,881
Income tax effect		(6,017)	(6,017)

		15,864	15,864

Fair value changes on financial liabilities designated at fair value due to credit risk
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		12,854	—
Income tax effect		(3,535)	—

		9,319	—

	~~W~~	139,143	436,749

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

28. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Increase (Decrease)	Tax Effect	June 30, 2018
Gain on Securities Measured at FVOCI	~~W~~	161,165	(17,620)	4,850	148,395
Exchange differences on translation of foreign operations		(69,420)	39,199	—	(30,221)
Valuation loss on cash flow hedge		(5,009)	1,097	(302)	(4,214)
Remeasurements of defined benefit liabilities		15,864	—	—	15,864
Valuation gain on financial liabilities designated at fair value due to credit risk		9,520	(277)	76	9,319

	~~W~~	112,120	22,399	4,624	139,143

	2017
	January 1, 2017		Increase (Decrease)	Tax Effect	June 30, 2017
Valuation gain on available-for-sale financial assets	~~W~~	1,185,168	(828,014)	200,379	557,533
Exchange differences on translation of foreign operations		22,169	(42,157)	—	(19,988)
Valuation loss on cash flow hedge		(13,000)	3,838	(929)	(10,091)
Remeasurements of defined benefit liabilities		19,128	—	—	19,128

	~~W~~	1,213,465	(866,333)	199,450	546,582

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Legal reserve	~~W~~	173,913	—
Voluntary reserve
Regulatory reserve for loan losses		1,372,030	1,308,500
Unappropriated retained earnings		870,653	434,782

	~~W~~	2,416,596	1,743,282

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

28. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	—	3,578,770
Transfer from retained earnings		173,913	—
Coverage of deficits		—	(3,578,770)

Ending balance	~~W~~	173,913	—

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	434,782	(3,641,098)
Changes in accounting policy		290,907	—
Transfer from (contribution to) legal reserve		(173,913)	3,578,770
Transfer from (contribution to) regulatory reserve for credit losses		(63,530)	62,328
Dividends		(147,092)	—
Reclassification of gain or loss on equity securities measured at FVOCI		9,191	—
Profit for the period		520,308	1,273,108

Ending balance	~~W~~	870,653	1,273,108

(5)	Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Beginning balance	~~W~~	1,372,030	1,308,500
Planned provision for (reversal of) reserve for credit losses
Changes in accounting policy		(8,262)	—
Planned provision for (reversal of) reserve for credit losses		(197,998)	63,530

		(206,260)	63,530

Ending balance	~~W~~	1,165,770	1,372,030

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

28. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	43,303	520,308	582,947	1,273,108
Obligated amount of provision for regulatory reserve for credit losses		(547,826)	197,998	(45,072)	(270,706)

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	(504,523)	718,306	537,875	1,002,402

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	(140)	200	152	285

29. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	21,601	38,313	11,096	21,116
Securities measured at FVTPL		11,318	20,965	—	—
Financial assets held for trading		—	—	12,786	26,723
Securities measured at FVOCI		101,394	201,159	—	—
Available-for-sale financial assets		—	—	101,617	211,746
Loans measured at amortized cost		5,405	9,304	—	—
Held-to-maturity financial assets		—	—	50	246
Loans measured at FVTPL		9,621	17,135	—	—
Loans measured at amortized cost		1,128,037	2,204,925	—	—
Loans		—	—	1,082,246	2,140,798

		1,277,376	2,491,801	1,207,795	2,400,629

Interest expense:
Financial liabilities measured at FVTPL		(22,933)	(37,462)	(18,008)	(35,992)
Deposits		(121,574)	(241,887)	(119,252)	(240,031)
Borrowings		(108,320)	(200,256)	(70,495)	(136,995)
Debentures		(713,320)	(1,375,653)	(629,498)	(1,291,365)

		(966,147)	(1,855,258)	(837,253)	(1,704,383)

	~~W~~	311,229	636,543	370,542	696,246

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

29. Net Interest Income, Continued

Interest received from impaired assets relating to loans measured at amortized cost and loans for the six-month periods ended June 30, 2018 and 2017 were ~~W~~25,666 million and ~~W~~88,690 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

30. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	35,562	69,944	45,464	88,792
Underwriting and investment consulting commissions		17,672	33,874	55,877	80,937
Brokerage and agency commissions		1,491	2,844	2,018	3,648
Trust and retirement pension plan commissions		5,510	14,767	7,261	11,560
Fees on asset management		805	1,796	608	889
Other fees		14,770	24,681	12,531	37,981
		75,810	147,906	123,759	223,807
Fees and commission expenses:
Brokerage and agency fees		(2,697)	(4,875)	(2,973)	(5,472)
Other fees		(6,430)	(10,390)	(5,768)	(10,507)

		(9,127)	(15,265)	(8,741)	(15,979)

	~~W~~	66,683	132,641	115,018	207,828

31. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	31,633	53,528	—	—
Financial assets held for trading		—	—	109	109
Securities measured at FVOCI		1,497	127,409	—	—
Available-for-sale financial assets		—	—	28,548	169,378
Investments in subsidiaries and associates		61,476	352,532	18,542	537,188

	~~W~~	94,606	533,469	47,199	706,675

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

32. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2018
	Three-month period ended		Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	17,975	35,316
Gains on valuation		64,028	124,763

		82,003	160,079

Losses on securities measured at FVTPL:
Losses on sale		(17,864)	(35,411)
Losses on valuation		(40,992)	(82,610)
Purchase related expense		(41)	(76)

		(58,897)	(118,097)

	~~W~~	23,106	41,982

33. Net Loss on Financial Assets Held for Trading

Net loss related to financial assets held for trading for the three-month and six-month periods ended June 30, 2017 are as follows:

	June 30, 2017
	Three-month period ended		Six-month period ended
Gains on financial assets held for trading:
Gains on sale	~~W~~	3,921	6,097
Gains on valuation		62	457

		3,983	6,554

Losses on financial assets held for trading:
Losses on sale		(4,926)	(8,602)
Losses on valuation		(3,368)	(7,686)
Purchase related expense		(56)	(96)

		(8,350)	(16,384)

	~~W~~	(4,367)	(9,830)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

34. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	—	1,099	1,099
Gains on valuation		(5,572)	28,671	—	26,312

		(5,572)	28,671	1,099	27,411

Losses on financial liabilities measured at FVTPL:
Losses on valuation		(121)	(1,484)	(4,266)	(139)

	~~W~~	(5,693)	27,187	(3,167)	27,272

35. Net Loss on Securities Measured at FVOCI

Net loss related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2018
	Three-month period ended		Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	4,718	7,594
Reversal of impairment losses		1,334	7,286

		6,052	14,880

Losses on securities measured at FVTPL:
Losses on sale		(6,147)	(14,678)
Impairment losses		—	(3,389)

		(6,147)	(18,067)

	~~W~~	(95)	(3,187)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

36. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the three-month and six-month periods ended June 30, 2017 and are as follows:

	June 30, 2017
	Three-month period ended		Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	875,212	905,533
Reversal of impairment losses		—	1,620

		875,212	907,153

Losses on available-for-sale financial assets:
Losses on sale		(9,289)	(25,537)
Impairment losses		(20,141)	(107,017)

		(29,430)	(132,554)

	~~W~~	845,782	774,599

37. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	447,844	1,274,691	481,054	1,111,621
Currency		3,244,736	4,788,173	60,581	5,639,419
Stock		5,632	13,836	9,961	15,583
Commodity		—	743	1,471	3,797
Embedded derivatives		—	638	29,984	124,723
Gains on adjustment of derivatives		752	1,790	—	38,295

		3,698,964	6,079,871	583,051	6,933,438

Losses on trading purpose derivatives:
Interest		(402,637)	(1,221,075)	(479,663)	(1,119,783)
Currency		(2,997,791)	(4,618,991)	—	(5,739,583)
Stock		(2,531)	(12,506)	(9,703)	(14,308)
Commodity		—	(743)	(1,471)	(3,797)
Embedded derivatives		—	—	(145)	(6,478)
Losses on adjustment of derivatives		(13,290)	(14,676)	(17,987)	(8,765)

		(3,416,249)	(5,867,991)	(508,969)	(6,892,714)

		282,715	211,880	74,082	40,724

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

37. Net Gain (Loss) on Derivatives, Continued

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		16,270	29,706	55,360	68,260
Currency		—	122,971	233,073	506,697
Gains on adjustment of derivatives		72	178	5,809	5,959

		16,342	152,855	294,242	580,916

Losses on hedging purpose derivatives:
Interest		(53,204)	(286,365)	(7,123)	(61,737)
Currency		(414,841)	(411,411)	(97,209)	(126,244)
Losses on adjustment of derivatives		(94)	(224)	(103)	(252)

		(468,139)	(698,000)	(104,435)	(188,233)

		(451,797)	(545,145)	189,807	392,683

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		81,622	358,758	—	143,224
Gains on redemption		174,663	176,330	82,382	107,396

		256,285	535,088	82,382	250,620

Losses on fair value hedged items:
Losses on valuation		—	(147,628)	(403,791)	(138,263)
Losses on redemption		(165,768)	(169,307)	(71,611)	(91,519)

		(165,768)	(316,935)	(475,402)	(229,782)

		90,517	218,153	(393,020)	20,838

	~~W~~	(78,565)	(115,112)	(129,131)	454,245

Related with cash flow hedge, the Bank recognized ~~W~~122 million of gain and ~~W~~265 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2018 and 2017, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

38. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	112,682	254,923	194,312	388,271
Losses on foreign exchange transactions		(104,278)	(239,211)	(192,645)	(373,114)

		8,404	15,712	1,667	15,157

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		1,061,238	1,440,054	132,520	1,803,698
Losses on foreign exchange translations		(969,304)	(1,288,474)	—	(1,989,601)

		91,934	151,580	132,520	(185,903)

	~~W~~	100,338	167,292	134,187	(170,746)

39. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	15,197	17,986	117,328	124,302
Gains on disposal of loans measured at FVTPL		6,523	6,523	—	—
Gains on valuation of loans measured at FVTPL		62,785	72,790	—	—
Gains on disposal of investments in subsidiaries and associates		437	374	863	2,707
Reversal of provisions		—	—	1,651	3,120
Others		1,295	2,728	1,286	3,156

		86,237	100,401	121,128	133,285

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

39. Other Operating Expense, net, Continued

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating expenses:
Losses on sale of loans		(50,339)	(50,618)	(115,033)	(119,650)
Losses on disposal of loans measured at FVTPL		(9,923)	(11,491)	—	—
Losses on valuation of loans measured at FVTPL		—	(9,993)	—	—
Losses on disposal of investments in subsidiaries and associates		—	(10)	(343)	(729)
Insurance expenses		(11,569)	(23,511)	(12,538)	(25,519)
Credit guarantee fund salary		(34,629)	(69,090)	(33,979)	(67,268)
Educational taxes		(6,868)	(15,433)	(11,081)	(21,072)
Foreign security contributions		(3,453)	(5,692)	(4,577)	(6,591)
Others		(4,799)	(9,172)	(6,431)	(12,681)

		(121,580)	(195,010)	(183,982)	(253,510)

	~~W~~	(35,343)	(94,609)	(62,854)	(120,225)

40. Provision for Credit Losses

Provision for (reversal of) credit losses for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance	~~W~~	(28,202)	(29,359)	90,666	348,960
Provision for (reversal of) other assets		(6,289)	11,784	7,466	49,710
Provision for (reversal of) unused commitments		(24,861)	28,866	114,363	160,003
Financial guarantee provision		8,551	12,039	2,569	17,390
Provision for (reversal of) payment guarantees		20,101	(13,444)	(40,654)	(146,658)

	~~W~~	(30,700)	9,886	174,410	429,405

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

41. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	75,376	160,506	73,290	153,726
Defined benefit costs		10,123	20,259	9,696	19,585
Defined contribution costs		302	1,136	174	627

		85,801	181,901	83,160	173,938

Depreciation and amortization:
Depreciation of property and equipment		7,970	15,494	7,265	14,584
Amortization of intangible assets		4,575	8,974	5,175	10,980

		12,545	24,468	12,440	25,564

Other:
Employee welfare benefits		7,751	14,901	8,809	15,444
Rent expenses		7,187	14,470	7,006	14,245
Taxes and dues		4,493	9,596	3,922	9,603
Advertising expenses		3,915	5,520	5,482	6,750
Electronic data processing expenses		14,318	25,755	11,359	24,792
Fees and charges		5,761	10,401	6,431	10,974
Others		9,059	16,405	9,284	17,200

		52,484	97,048	52,293	99,008

	~~W~~	150,830	303,417	147,893	298,510

42. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	26,216	26,216	—	9,297
Gain on disposal of property and equipment		88	88	15	15
Rental income on investment property		305	475	265	424
Others		(114)	2,185	171	1,437

		26,495	28,964	451	11,173

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

42. Other Non-Operating Income and Expense, Continued

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating expenses:
Losses on disposal of non-current assets held for sale		—	—	—	(102)
Losses on disposal of property and equipment		(123)	(124)	(33)	(34)
Depreciation of investment property		(502)	(1,001)	(509)	(1,017)
Donations		(3,800)	(3,942)	(220)	(368)
Others		(92)	(550)	(4,216)	(4,803)

		(4,517)	(5,617)	(4,978)	(6,324)

	~~W~~	21,978	23,347	(4,527)	4,849

43. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*1)	~~W~~	4,418	160,224	271,997	345,150
Changes in deferred income taxes on temporary differences		106,456	136,661	(158,152)	(105,051)
Deferred income tax recognized directly to equity
Other comprehensive income		9,674	4,624	159,246	199,450
Retained earnings		(2,306)	(2,306)	—	—

Income tax expense	~~W~~	118,242	299,203	273,091	439,549

(*1)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

43. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Profit before income taxes	~~W~~	819,511	1,712,657
Income taxes calculated using enacted tax rates		225,366	414,232
Adjustments:
Non-deductible losses and tax-free gains		(31,894)	(58,569)
Non-recognition effect of deferred income taxes		66,831	112,675
Net adjustments for prior years		26,304	(27,261)
Others		12,596	(1,528)

		73,837	25,317

Income tax expense	~~W~~	299,203	439,549

Effective tax rate (%)		36.51	25.66

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	June 30, 2018			January 1, 2018
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain on securities measured at FVOCI		148,395	(56,287)	161,165	(61,137)	4,850
Exchange differences on translation of foreign operations		(30,221)	—	(69,420)	—	—
Losses on valuation of cash flow hedge		(4,214)	1,598	(5,009)	1,900	(302)
Remeasurements of defined benefit liabilities		15,864	(6,017)	15,864	(6,017)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		9,319	(3,535)	9,520	(3,611)	76

	~~W~~	139,143	(64,241)	112,120	(68,865)	4,624

	2017
	June 30, 2017			January 1, 2017
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Gains on valuation of available-for-sale financial assets	~~W~~	557,533	(177,999)	1,185,168	(378,378)	200,379
Exchange differences on translation of foreign operations		(19,988)	—	22,169	—	—
Losses on valuation of cash flow hedge		(10,091)	3,221	(13,000)	4,150	(929)
Remeasurements of defined benefit liabilities		19,128	(6,107)	19,128	(6,107)	—

	~~W~~	546,582	(180,885)	1,213,465	(380,335)	199,450

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

44. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2018 and 2017 are computed as follows:

(i) Basic earnings per share

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	43,303,566,965	520,308,273,391	582,946,421,590	1,273,107,907,882
Weighted-average number of ordinary shares outstanding (B)		3,590,982,405	3,589,310,376	3,529,498,889	3,519,117,006

Basic earnings per share (A/B) (in won)	~~W~~	12	145	165	362

(ii) Weighted-average number of ordinary shares outstanding

	2018
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	91	326,473,398,888
Increased paid-in capital (B)	34,000,000	9	306,000,000
Cumulative shares (C = A+B)			326,779,398,888

Weighted-average number of ordinary shares outstanding (C/91)			3,590,982,405

Six-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	181	649,359,178,008
Increased paid-in capital (B)	34,000,000	9	306,000,000

Cumulative shares (C = A+B)			649,665,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,589,310,376

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

44. Earnings per Share, Continued

	2017
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,508,619,768	91	319,284,398,888
Increased paid-in capital (B)	50,000,000	38	1,900,000,000
Cumulative shares (C = A+B)			321,184,398,888

Weighted-average number of ordinary shares outstanding (C/91)			3,529,498,889

Six-month period ended:
Number of ordinary shares outstanding (A)	3,508,619,768	181	635,060,178,008
Increased paid-in capital (B)	50,000,000	38	1,900,000,000

Cumulative shares (C = A+B)			636,960,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,519,117,006

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2018 and 2017 are equal because there is no potential dilutive instrument.

45. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018			December 31, 2017
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*1)	~~W~~	7,821,259	4,503,812	—	—
Securities measured at amortized cost (*1)		819,148	167,193	—	—
Available-for-sale financial assets (*1)		—	—	8,472,566	4,339,565

	~~W~~	8,640,407	4,671,005	8,472,566	4,339,565

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

46. Guarantees and Commitments

Guarantees and commitments as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	597,526	399,219
Guarantees for bond issuance		1,726,675	1,817,983
Guarantees for loans		431,634	664,148
Letter of guarantee		57,236	37,105
Guarantees for on-lending debt		20,131	28,272
Others		5,061,141	4,856,801

		7,894,343	7,803,528

Unconfirmed acceptances and guarantees:
Letter of credit		2,184,251	2,080,609
Others		1,702,766	1,397,251

		3,887,017	3,477,860

Commitments:
Commitments on loans		27,051,241	4,176,745
Others		2,166,701	2,180,792

		29,217,942	6,357,537

Bills endorsed:
With recourse		4,018	3,028

	~~W~~	41,003,320	17,641,953

47. Trust Accounts

(1)	Trust accounts as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Accrued trust fee	~~W~~	28,636	25,581
Deposits		9,965	13,625
Borrowings from trust accounts		1,050,931	1,008,213
Accrued interest on deposits		1,187	1,383

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

47. Trust Accounts, Continued

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2018 and 2017 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	5,024	13,569	6,782	10,379
Interest expenses on deposits		(74)	(153)	(267)	(554)
Interest expenses of borrowings from trust accounts		(4,225)	(8,544)	(3,684)	(6,083)

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Principals guaranteed money trust	~~W~~	259,397	266,278
Principals and interest guaranteed money trust		234,820	231,445

	~~W~~	494,217	497,723

Principal of money trust	~~W~~	458,985	462,999
Income from trust deposits payable		35,232	34,724

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2018 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 6 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 6 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, K-Five 5th Securitization Specialty Co., Ltd. and 8 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 34 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Insurance Co., Ltd., GM Korea Company, Hyundai Merchant Marine Co., Ltd., Dongbu Steel Co., Ltd. and 73 others, Troika Resources Investment PEF and 73 others, KoFC-KVIC Job Creation Fund II and 97 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2018 and December 31, 2017 are as follows:

	Account	June 30, 2018		December 31, 2017
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	86,451	108,030
	Allowance for loan losses		(10)	(30)
	Derivative financial assets		2,274	1,183
	Other assets		14	49
	Deposits		147	71
	Derivative financial liabilities		1,482	3,689
	Other liabilities		504	529
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		23,915	28,344
	Borrowings		—	1
	Other liabilities		1	—
KDB Ireland Ltd.	Loans		360,214	314,908
	Allowance for loan losses		(36)	(112)
	Derivative financial assets		1,198	1,868
	Other assets		681	446
	Derivative financial liabilities		3,655	1,094
KDB Bank Europe Ltd.	Cash and due from banks		302,859	430,567
	Loans		154,920	10,714
	Allowance for loan losses		(39)	(12)
	Derivative financial assets		2,691	1,583
	Other assets		798	528
	Derivative financial liabilities		750	21
Banco KDB Do Brazil S.A.	Cash and due from banks		112,170	107,140
	Loans		112,170	107,140
	Allowance for loan losses		(29)	(120)
	Other assets		222	148
	Allowance of other assets		—	(1)
KDB Asia Ltd.	Cash and due from banks	~~W~~	179,472	192,852
	Loans		56,085	54,641
	Allowance for loan losses		(4)	(6)
	Derivative financial assets		—	287
	Other assets		1,150	310
	Deposits		2	2
	Derivative financial liabilities		245	47
	Other liabilities		649	—
KDB Value PEF VI	Loans		1,261,694	1,291,074
	Allowance for loan losses		(2,309)	(3,628)
	Derivative financial assets		896	15,573
	Other assets		21,294	48,748
	Allowance of other assets		(27)	(51)
	Deposits		63,506	64,725
	Borrowings		5,762	5,762

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	June 30, 2018		December 31, 2017
	Derivative financial liabilities		1,672	1,597
	Other liabilities		33	26,998
	Other provisions		399	331
KDB Consus Value PEF	Securities		28,930	70,155
	Derivative financial assets		23,124	—
	Other assets		314	810
	Deposits		2	36
	Derivative financial liabilities		5,507	60,617
	Other liabilities		1,552	1,552
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,650,049	1,766,654
	Allowance for loan losses		(560,556)	(591,476)
	Derivative financial assets		49,464	9,296
	Other assets		4,031	2,974
	Deposits		508,740	644,998
	Derivative financial liabilities		25,748	134,612
	Other liabilities		3,267	2,947
	Other provisions		676,099	598,086
Others	Loans		1,160,531	775,025
	Allowance for loan losses		(181,283)	(153,892)
	Derivative financial assets		3,496	4,349
	Other assets		21,145	8,328
	Allowance of other assets		(1,617)	(343)
	Deposits		63,730	21,083
	Derivative financial liabilities		10	—
	Other liabilities		579	578
	Other provisions		61,897	3,524
Associates:
Korea Electric Power Co., Ltd.	Securities	~~W~~	34,938	59,643
	Loans		153,234	134,792
	Allowances for loan losses		(86)	(27)
	Derivative financial assets		35,269	39,790
	Other assets		9,448	122
	Deposits		112,283	497,312
	Borrowings		14,909	15,129
	Derivative financial liabilities		32,873	290
	Other liabilities		9,346	282
	Other provisions		18	8
Dongbu Steel Co., Ltd.	Loans		946,379	1,046,630
	Allowances for loan losses		(200,811)	(229,291)
	Deposits		36,618	43,035
	Other liabilities		233	62
	Other provisions		18,205	12,183

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	June 30, 2018	December 31, 2017
Hyundai Merchant Marine Co., Ltd.	Loans	539,153	584,021
	Allowances for loan losses	(67,614)	(175,062)
	Deposits	4,153	200,000
	Other liabilities	—	144
Others	Securities	—	186
	Loans	1,133,971	1,185,523
	Allowances for loan losses	(741,469)	(746,685)
	Other assets	152,669	150,011
	Deposits	1,028,805	721,013
	Other liabilities	234	2,222
	Other provisions	96,325	123,661

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2018 and 2017 are as follows:

	Account	2018		2017
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	747	344
	Dividend income		44,109	35,225
	Fees and commission income, other income		4,331	2,754
	Provision for loan losses		(9)	(66)
	Other operating expenses		(1,289)	(7,953)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		9,258	6,716
	Fees and commission income, other income		12	13
	Interest expenses		(194)	(9)
KDB Ireland Ltd.	Interest income	~~W~~	2,505	1,840
	Reversal of allowance for loan losses		—	21
	Fees and commission income, other income		248	630
	Provision for loan losses		(1)	(11)
	Other operating expenses		(2,571)	(164)
KDB Bank Europe Ltd.	Interest income		3,928	2,906
	Fees and commission income, other income		2,685	1,992
	Provision for loan losses		(1)	—
	Other operating expenses		(1,288)	(967)
Banco KDB Do Brazil S.A.	Interest income		1,884	1,329
	Reversal of allowance for loan losses		—	63
	Provision for loan losses		(25)	—
	Other operating expenses		(47)	(7)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	2018		2017
KDB Asia Ltd.	Interest income		2,376	1,948
	Reversal of allowance for loan losses		4	39
	Fees and commission income, other income		513	626
	Provision for loan losses		—	(41)
	Other operating expenses		(1,691)	(935)
KDB Value PEF VI	Interest income		26,013	24,768
	Fees and commission income, other income		2,729	27,670
	Interest expenses		(26)	(119)
	Other operating expenses		(7,517)	(18,474)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		16,993	38,705
	Reversal of allowance for loan losses		32,705	134,306
	Fees and commission income, other income		126,856	16,802
	Interest expenses		(4,091)	(2,167)
	Provision for loan losses		(78,713)	—
	Other operating expenses		16,993	(313,732)
Others	Interest income	~~W~~	26,465	7,969
	Dividend income		29,920	43,786
	Reversal of allowance for loan losses		—	2,311
	Fees and commission income, other income		44,458	28,422
	Interest expenses		(218)	(40)
	Provision for loan losses		(23,374)	(4,383)
	Other operating expenses		(44,988)	(114,892)
Associates:
Korea Electric Power Co., Ltd.	Interest income		2,282	3,160
	Dividend income		166,876	418,246
	Reversal of allowance for loan losses		—	3
	Fees and commission income, other income		5,465	19,482
	Interest expenses		(2,610)	(751)
	Provision for loan losses		(54)	—
	Other operating expenses		(43,296)	(2,233)
Others	Interest income		39,701	117,500
	Dividend income		105,114	65,123
	Reversal of allowance for loan losses		33,314	—
	Fees and commission income, other income		38,502	136,412
	Interest expenses		(4,896)	(5,492)
	Provision for loan losses		(11,618)	(166,846)
	Other operating expenses		(6,215)	(49,713)

		~~W~~	535,261	452,116

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

48. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2018 and December 31, 2017 are as follows:

	Account	June 30, 2018		December 31, 2017
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	126,420	125,154
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,236,758	2,098,718
	Unconfirmed acceptances and guarantees		700,465	799,035
Others	Confirmed acceptances and guarantees		227,758	—
	Loan commitments		206,100	315,500
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		168,400	140,759
	Unconfirmed acceptances and guarantees		29,119	24,696
Others	Confirmed acceptances and guarantees		101,066	176,062
	Unconfirmed acceptances and guarantees		117,112	90,741
	Loan commitments		20,817	8,243

		~~W~~	3,934,015	3,778,908

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Short-term employee benefits	~~W~~	308	287
Post-employment benefits		2	—

	~~W~~	310	287

(6)

No asset pledged as collaterals to the related parties and from the related parties as of June 30, 2018 exists and details of assets pledged as collaterals from the related parties as of December 31, 2017 are as follows:

	December 31, 2017
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	51,709	50,570	KDB Ireland Ltd.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

49. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2018 and 2017 are as follows:

	June 30, 2018		June 30, 2017
Cash and due from banks:
Cash and foreign currencies	~~W~~	78,453	69,628
Due from banks in Korean won		4,492,169	2,038,169
Due from banks in foreign currencies		4,044,315	3,334,331

		8,614,937	5,442,128

Less: Restricted due from banks, others		(5,773,059)	(3,450,333)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		134,861	60,328
Loans:
Call-loans		933,267	3,671,004
Inter-bank loans		1,434,552	914,725

		2,367,819	4,585,729

		2,502,680	4,646,057

	~~W~~	5,344,558	6,637,852

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Decrease in loans due to write-offs	~~W~~	97,308	57,073
Increase in securities measured at FVOCI due to debt-to-equity swap		7,751	—
Increase in available-for-sale financial assets due to debt-to-equity swap		—	45,369
Increase of available-for-sale financial assets due to the contribution from the government		—	250,000
Decrease in accumulated other comprehensive income due to securities valuation		(17,620)	(828,014)
Deferred income tax effect due to securities valuation		4,850	200,379
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		—	1,200
Transfer from investment property to property and equipment		935	320

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

50. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018			December 31, 2017
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	5,095,581	3,949,057	4,612,255	3,516,978
Loaned securities		10,036	—	—	—

	~~W~~	5,105,617	3,949,057	4,612,255	3,516,978

51. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,235,165	1,270,892	4,390,235	6,896,292
Securities measured at FVOCI		2,267,129	14,485,486	9,828,741	26,581,356
Loans measured at FVTPL		—	—	1,162,785	1,162,785
Derivative financial assets		2,900	3,972,752	—	3,975,652

	~~W~~	3,505,194	19,729,130	15,381,761	38,616,085

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,875,975	—	1,875,975
Derivative financial liabilities		3,842	3,882,827	8,031	3,894,700

	~~W~~	3,842	5,758,802	8,031	5,770,675

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	545,597	381,140	—	926,737
Available-for-sale financial assets		2,172,210	15,813,842	14,076,869	32,062,921
Derivative financial assets		372	6,110,887	138,350	6,249,609

	~~W~~	2,718,179	22,305,869	14,215,219	39,239,267

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,583,713	—	1,583,713
Derivative financial liabilities		1,497	5,902,375	3,931	5,907,803

	~~W~~	1,497	7,486,088	3,931	7,491,516

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	Financial assets					Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Total	Derivative financial liabilities
January 1, 2018	~~W~~	3,956,264	9,859,935	1,132,688	14,948,887	3,931
Profit or loss		58,804	—	62,797	121,601	4,100
Other comprehensive income		—	27,348	—	27,348	—
Acquisition / Issue		481,672	64	26,000	507,736	—
Sale / Settlement		(106,505)	(55,298)	(58,700)	(220,503)	—
Transfer out (*1)		—	(3,308)	—	(3,308)	—

June 30, 2018	~~W~~	4,390,235	9,828,741	1,162,785	15,381,761	8,031

	2017
	Financial assets				Financial liabilities
	Available-for-sale financial assets		Derivative financial assets	Total	Derivative financial liabilities
January 1, 2017	~~W~~	11,969,493	146,513	12,116,006	14,690
Profit or loss		(36,344)	114,196	77,852	1,869
Other comprehensive income		104,695	—	104,695	—
Acquisition / Issue		1,629,228	6,909	1,636,137	—
Sale / Settlement		(86,653)	(6,270)	(92,923)	—
Transfer out (*1)		(11,215)	—	(11,215)	(14,690)

June 30, 2017	~~W~~	13,569,204	261,348	13,830,552	1,869

(*1)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	5,538	1,155
New deferrals		—	5,797
Amortization		(193)	118
Others (transfer to other levels, etc.)		—	(1,427)

Ending balance	~~W~~	5,345	5,643

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2018 and December 31, 2017 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards and swaps	Black-Scholes model,	exchange rate,
Currency options	Modified Black model,	volatility,
Commodities options	Formula model	commodity index, etc.
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2018 and December 31, 2017 are as follows:

June 30, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	3.21 ~ 16.28
	method, Relative value	Rate of increase in
	approach, Net asset	liquidation value	—
	value approach	Rate of increase in
		property disposal price	—
		Volatility	14.92 ~ 47.73
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	4.33 ~ 18.73
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
		Volatility	22.00 ~ 40.69
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	6.75 ~ 8.25
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	18.87 ~ 21.72
		Correlation coefficient	0.61 ~ 0.84
Interest rate options	Modified Black model	Volatility	18.87 ~ 21.72
Stock index options	Black-Scholes model	Volatility	12.40 ~ 25.40

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2017
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets
Equity securities	Discounted cash flow	Discount rate	3.70 ~ 20.26
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	7.66 ~ 9.31
		Volatility	11.45 ~ 25.79
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	19.20 ~ 23.60
		Correlation coefficient	(-)0.42 ~ 0.95
Interest rate options	Modified Black model	Volatility	19.20 ~ 23.60
Stock index options	Black-Scholes model	Volatility	11.00 ~ 21.00
Equity options	Finite difference method	Volatility	16.62 ~ 57.31
		Correlation coefficient	(-)0.11 ~ 0.75

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2018 and December 31, 2017 is as follows:

	June 30, 2018
	Profit(loss) for the period			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	19,531	(15,516)	—	—
Securities measured at FVOCI (*1)		—	—	1,357,912	(323,267)
Loans measured at FVTPL (*2)		28,963	(26,136)	—	—
Derivative financial assets (*2)		17,047	(47,843)	—	—

	~~W~~	46,010	(89,495)	—	(323,267)

	December 31, 2017
	Profit(loss) for the period			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets (*1)	~~W~~	—	—	928,359	(301,212)
Derivative financial assets (*2)		24,296	(97,113)	—	—

	~~W~~	24,296	(97,113)	928,359	(301,212)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2) Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

•

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	2,841,878	5,773,059	—	8,614,937
Securities measured at amortized cost		494,034	509,369	—	1,003,403
Loans measured at amortized cost (*)		—	933,267	136,632,434	137,565,701
Other financial assets (*)		—	9,746,290	884,299	10,630,589

	~~W~~	3,335,912	16,961,985	137,516,733	157,814,630

Financial liabilities:
Deposits (*)	~~W~~	—	1,376,103	29,448,808	30,824,911
Borrowings (*)		—	500,136	22,325,585	22,825,721
Debentures		—	121,269,804	—	121,269,804
Other financial liabilities (*)		—	8,632,199	3,694,632	12,326,831

	~~W~~	—	131,778,242	55,469,025	187,247,267

			December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	3,303,511	3,305,131	—	6,608,642
Held-to-maturity financial assets		2,348	10,725	—	13,073
Loans (*)		—	4,126,167	134,395,262	138,521,429
Other financial assets (*)		—	6,632,670	750,242	7,382,912

	~~W~~	3,305,859	14,074,693	135,145,504	152,526,056

Financial liabilities:
Deposits (*)	~~W~~	—	1,869,256	31,173,556	33,042,812
Borrowings (*)		—	790,080	20,235,284	21,025,364
Debentures		—	118,293,776	—	118,293,776
Other financial liabilities (*)		—	4,726,539	3,407,248	8,133,787

	~~W~~	—	125,679,651	54,816,088	180,495,739

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2018 and December 31, 2017 are as follows:

June 30, 2018
	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

December 31, 2017
	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

52. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,841,878	—	—	—	—	5,773,059	—	8,614,937
Securities measured at FVTPL		134,861	6,761,431	—	—	—	—	—	6,896,292
Securities measured at FVOCI		—	—	—	16,365,058	10,216,298	—	—	26,581,356
Securities measured at amortized cost		—	—	—	—	—	1,003,403	—	1,003,403
Loans measured at FVTPL		—	1,162,785	—	—	—	—	—	1,162,785
Loans measured at amortized cost		2,367,819	—	—	—	—	131,389,413	—	133,757,232
Derivative financial assets		—	3,444,702	—	—	—	—	530,950	3,975,652
Other financial assets		—	—	—	—	—	10,629,350	—	10,629,350

	~~W~~	5,344,558	11,368,918	—	16,365,058	10,216,298	148,795,225	530,950	192,621,007

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,875,975	—	—	—	—	1,875,975
Deposits		—	—	—	—	—	30,519,949	—	30,519,949
Borrowings		—	—	—	—	—	22,693,359	—	22,693,359
Debentures		—	—	—	—	—	119,487,142	—	119,487,142
Derivative financial liabilities		—	3,237,480	—	—	—	—	657,220	3,894,700
Other financial liabilities		—	—	—	—	—	12,326,826	—	12,326,826

	~~W~~	—	3,237,480	1,875,975	—	—	185,027,276	657,220	190,797,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

52. Categories of Financial Assets and Liabilities, Continued

	December 31, 2017
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,303,511	—	—	—	—	3,305,131	—	—	6,608,642
Financial assets held for trading		444,643	482,094	—	—	—	—	—	—	926,737
Available-for- sale financial assets		—	—	—	32,062,921	—	—	—	—	32,062,921
Held-to-maturity financial assets		—	—	—	—	12,313	—	—	—	12,313
Loans		4,838,059	—	—	—	—	131,441,263	—	—	136,279,322
Derivative financial assets		—	5,628,135	—	—	—	—	—	621,474	6,249,609
Other financial assets		—	—	—	—	—	7,378,355	—	—	7,378,355

	~~W~~	8,586,213	6,110,229	—	32,062,921	12,313	142,124,749	—	621,474	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,583,713	—	—	—	—	—	1,583,713
Deposits		—	—	—	—	—	—	33,058,179	—	33,058,179
Borrowings		—	—	—	—	—	—	20,971,629	—	20,971,629
Debentures		—	—	—	—	—	—	117,818,982	—	117,818,982
Derivative financial liabilities		—	5,422,483	—	—	—	—	—	485,320	5,907,803
Other financial liabilities		—	—	—	—	—	—	8,133,810	—	8,133,810

	~~W~~	—	5,422,483	1,583,713	—	—	—	179,982,600	485,320	187,474,116

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

53. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	3,975,652	—	3,975,652	2,731,419	56,427	1,187,806
Unsettled spot exchange receivables(*1)		8,363,657	—	8,363,657	8,358,977	—	4,680
Unsettled domestic exchange receivables		2,597,094	1,214,461	1,382,633	—	—	1,382,633
Security pledged as collateral for repurchase agreements		5,095,581	—	5,095,581	3,949,057	—	1,146,524
Reverse repurchase agreements		1,350,000	—	1,350,000	1,350,000	—	—
Loaned securities		10,036	—	10,036	10,036	—	—
Receivables from securities transaction		89,840	—	89,840	89,840	—	—

	~~W~~	21,481,860	1,214,461	20,267,399	16,489,329	56,427	3,721,643

	June 30, 2018
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	3,894,700	—	3,894,700	2,809,209	4,195	1,081,296
Unsettled spot exchange payables(*1)		8,360,889	—	8,360,889	8,358,977	—	1,912
Unsettled domestic exchange payables		1,485,771	1,214,461	271,310	—	—	271,310
Repurchase agreements		3,949,057	—	3,949,057	3,949,057	—	—
Payables from securities transaction		131,993	—	131,993	131,993	—	—

	~~W~~	17,822,410	1,214,461	16,607,949	15,249,236	4,195	1,354,518

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

53. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2017
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,249,609	—	6,249,609	3,869,101	271,589	2,108,919
Unsettled spot exchange receivables(*1)		4,488,196	—	4,488,196	4,485,735	—	2,461
Unsettled domestic exchange receivables		3,658,339	1,513,865	2,144,474	—	—	2,144,474
Security pledged as collateral for repurchase agreements		4,612,255	—	4,612,255	3,516,978	—	1,095,277
Reverse repurchase agreements		1,448,727	—	1,448,727	1,448,727	—	—
Receivables from securities transaction		16,721	—	16,721	16,721	—	—

	~~W~~	20,473,847	1,513,865	18,959,982	13,337,262	271,589	5,351,131

	December 31, 2017
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	5,907,803	—	5,907,803	3,693,464	—	2,214,339
Unsettled spot exchange payables(*1)		4,487,581	—	4,487,581	4,485,735	—	1,846
Unsettled domestic exchange payables		1,752,823	1,513,865	238,958	—	—	238,958
Repurchase agreements		3,516,978	—	3,516,978	3,516,978	—	—
Payables from securities transaction		18,254	—	18,254	18,254	—	—

	~~W~~	15,683,439	1,513,865	14,169,574	11,714,431	—	2,455,143

(*1)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

54. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	490,076	546,173	22,994	(46,340)	1,012,903
Operating income (loss) from intersegment sales		57,560	(350,788)	—	293,228	—

	~~W~~	547,636	195,385	22,994	246,888	1,012,903

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	395,559	1,580,772	16,673	(154,855)	1,838,149
Operating income (loss) from intersegment sales		(4,567)	(319,587)	—	324,154	—

	~~W~~	390,992	1,261,185	16,673	169,299	1,838,149

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

54. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2018 and 2017 are as follows:

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	733,053	(340,561)	11,798	232,253	636,543
Non-interest income Income related to securities(*1)		26,651	(19,583)	—	31,727	38,795
Other non-interest income		82,849	550,212	15,928	(15,352)	633,637

		109,500	530,629	15,928	16,375	672,432
Provision for loan losses and others(*2)		(41,683)	49,220	—	(192)	7,345
General and administrative expenses		(253,234)	(43,903)	(4,732)	(1,548)	(303,417)

Operating income	~~W~~	547,636	195,385	22,994	246,888	1,012,903

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	799,309	(178,474)	8,757	66,654	696,246
Non-interest income Income related to securities(*1)		(8,222)	760,116	—	12,875	764,769
Other non-interest income		116,085	846,040	12,378	87,539	1,062,042

		107,863	1,606,156	12,378	100,414	1,826,811
Provision for loan losses and others(*2)		(269,393)	(121,466)	—	4,461	(386,398)
General and administrative expenses		(246,787)	(45,031)	(4,462)	(2,230)	(298,510)

Operating income	~~W~~	390,992	1,261,185	16,673	169,299	1,838,149

(*1)

Income related to securities is composed of net gain (loss) on securities measured at FVTPL (financial assets held for trading for the six-month period ended June 30, 2017) and securities measured at FVOCI (available-for-sale financial assets for the six-month period ended June 30, 2017).

(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

54. Operating Segments, Continued

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2018 and 2017 and the geographical non-current asset information as of June 30, 2018 and December 31, 2017 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2018		2017	June 30, 2018	December 31, 2017
Domestic	~~W~~	11,364,384	13,829,338	23,983,783	23,505,974
Overseas		626,619	394,870	5,076	5,192

	~~W~~	11,991,003	14,224,208	23,988,859	23,511,166

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

55. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and four other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2017, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2018

•	Setting and managing exposure limits by country for 2018

•	Contingency funding plan for 2018

•	Adjustment of exposure limits for Vietnam in 2018

•	Change in estimation criteria of risk components to calculate the IFRS 9 loss allowance

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

•	Major considerations

•	Amendment of risk management by laws

•	Major reporting

•	Management plan of credit portfolio for 2018

•	Integrated crisis analysis in the second half of 2017

•	The result of assessment of suitability for internal capital in 2017

•	Resolution of Credit Committee on a quarterly basis

•	The result of the verification on suitability of Credit Rating System, PD and internal purpose risk components

•	The plan of internal capital allocation for 2018

•	Change in management plan of credit portfolio

•	Appointment of locum tenens in case of absence of chairman of risk management committee

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•

Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, parallel run of IFRS 9 accounting system with the current IAS 39 accounting system for mandatory implementation of IFRS 9 in January 2018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
		Mar. 2012	Corporate credit rating system build-up based on K-IFRS
		Oct. 2017	Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach Supplement of RiskWatch to calculate
	Murex M/O	Apr. 2013	VaR

Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
	Fermat	Mar. 2014	System update for liquidity risk following Basel III

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OPVaR
	AMA	May. 2009	Pre-operate the AMA

BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk-weighted assets

Loan Loss Allowance Calculation System	IAS 39 IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model (Implemented in 2018)

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

In addition, the Bank is responding to revised standards such as capital requirements for banks’ equity investments in funds, which will take effect in 2017, and the Standardised Approach for measuring counterparty credit risk (SA-CCR), which will take effect in 2018.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2018 are as follows:

< Corporate >
	June 30, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	102,089,908	100,151,888	1,938,020	—
BBB2 ~ CCC		30,217,054	20,118,522	9,067,116	1,031,416
Below CC		3,673,574	—	283,018	3,390,556

	~~W~~	135,980,536	120,270,410	11,288,154	4,421,972

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

< Retail >

	June 30, 2018
				Lifetime expected credit losses
	Carrying amounts		12-month expected credit loss	Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	1,063,042	1,047,354	14,254	1,434
Grade 7 ~ Grade 8		13,646	—	13,456	190
Grade 9 ~ Grade 10		294	—	—	294

	~~W~~	1,076,982	1,047,354	27,710	1,918

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2018 are as follows:

< Corporate >

	June 30, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired

Unused commitments:
AAA ~ BBB1	~~W~~	23,801,997	23,598,525	203,472	—
BBB2 ~ CCC		3,052,645	1,384,717	1,667,928	—
Below CC		196,550	85,979	109,171	1,400

		27,051,192	25,069,221	1,980,571	1,400

Payment guarantees (including financial guarantees):
AAA ~ BBB1		4,923,071	4,879,524	43,547	—
BBB2 ~ CCC		6,223,722	3,218,087	2,808,117	197,518
Below CC		638,585	1,091	149,994	487,500

	~~W~~	11,785,378	8,098,702	3,001,658	685,018

< Retail >
	June 30, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired

Unused commitments:
Grade 1 ~ Grade 6	~~W~~	145,567	137,717	7,850	—
Grade 7 ~ Grade 8		587	—	587	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	146,154	137,717	8,437	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Details of loans as of June 30, 2017 are as follows:

	December 31, 2017
Neither past due nor impaired	~~W~~	134,017,850
Past due but not impaired		79,422
Impaired		5,907,948
		140,005,220
Allowance for loan losses		(3,515,453)
Present value discount		(215,809)
Deferred loan origination costs and fees		5,364

Net value	~~W~~	136,279,322

Ratio of allowance for loan losses to total loans		2.51%

Loans that are neither past due nor impaired as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 43,629,209	46,555,052	3,647,881	23,814,695	1,059,912	10,763,637	129,470,386
CCC	1,902,339	114,993	—	1,369,865	70,398	142,237	3,599,832
CC	378,016	164,281	—	200,848	—	204,487	947,632
C	—	—	—	—	—	—	—
D	—	—	—	—	—	—	—

	~~W~~ 45,909,564	46,834,326	3,647,881	25,385,408	1,130,310	11,110,361	134,017,850

Loans that are past due but not impaired as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	12,918	18,450	7,278	19,172	1,000	12,291	71,109
30 ~ 60 days		62	825	944	—	—	111	1,942
60 ~ 90 days		511	5,848	12	—	—	—	6,371

	~~W~~	13,491	25,123	8,234	19,172	1,000	12,402	79,422

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Impaired loans as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	2,064,364	2,127,552	—	364,599	790,687	350,544	5,697,746
Collective		85,596	45,003	1,946	52,805	15,311	9,541	210,202

	~~W~~	2,149,960	2,172,555	1,946	417,404	805,998	360,085	5,907,948

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2016.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA(*1)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)

The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment are less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Exposure after credit risk mitigation by asset type as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,901,762	—	15,901,762
Bank		19,184,973	—	19,184,973
Corporate		129,139,117	(290,899)	128,848,218
Stock		30,424,902	—	30,424,902
Indirect investments		8,204,730	(1,906,830)	6,297,900
Asset securitization		3,087,008	(2,744)	3,084,264
Over-the-counter derivatives		9,503,998	(4,603,808)	4,900,190
Retail assets		1,105,393	(24,689)	1,080,704
Others		52,676,505	(510,421)	52,166,084

	~~W~~	269,228,388	(7,339,391)	261,888,997

	December 31, 2017
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,492,552	—	15,492,552
Bank		19,519,149	—	19,519,149
Corporate		129,607,364	(298,540)	129,308,824
Stock		29,785,368	—	29,785,368
Indirect investments		7,672,509	(1,645,991)	6,026,518
Asset securitization		4,366,731	—	4,366,731
Over-the-counter derivatives		11,620,076	(5,036,913)	6,583,163
Retail assets		1,525,960	(26,260)	1,499,700
Others		46,602,601	(460,376)	46,142,225

	~~W~~	266,192,310	(7,468,080)	258,724,230

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. Thus, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2018 are as follows:

	June 30, 2018
Securities measured at FVOCI	~~W~~	70,922
Loans measured at amortized cost		4,455,447
Other assets		216,631

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,201,567	1,694	117,143	707,908	4,028,312
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,819,784	697,145	611,139	408,600	10,536,668
Securities measured at amortized cost:
Bonds (excluding government bonds)		—	—	—	—	—
Loans		127,020,809	1,163,242	932,515	4,615,068	133,731,634
Derivative financial assets		522,112	6,033	—	2,928	531,073
Other assets		10,754,801	43,882	14,402	71,372	10,884,457

		150,319,073	1,911,996	1,675,199	5,805,876	159,712,144

Guarantees		11,672,104	—	95,971	17,303	11,785,378
Commitments		28,740,758	63,067	70,929	343,188	29,217,942

		40,412,862	63,067	166,900	360,491	41,003,320

	~~W~~	190,731,935	1,975,063	1,842,099	6,166,367	200,715,464

	December 31, 2017
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,603,430	3,237	101,001	680,679	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		9,352,893	633,974	608,602	370,648	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	10,725	10,725
Loans		130,150,253	1,072,177	748,063	4,491,908	136,462,401
Derivative financial assets		615,912	3,722	—	2,032	621,666
Other assets		7,549,444	22,361	12,818	32,367	7,616,990

		151,271,932	1,735,471	1,470,484	5,588,359	160,066,246

Guarantees		11,010,380	—	137,907	136,129	11,284,416
Commitments		5,816,367	59,319	65,747	416,104	6,357,537

		16,826,747	59,319	203,654	552,233	17,641,953

	~~W~~	168,098,679	1,794,790	1,674,138	6,140,592	177,708,199

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Industry information of credit exposure as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	3,626,623	401,689	4,028,312
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,589,494	6,458,987	1,488,187	10,536,668
Securities measured at amortized cost:
Bonds (excluding government bonds)		—	—	—	—
Loans		61,265,352	62,597,157	9,869,125	133,731,634
Derivative financial assets		—	531,073	—	531,073
Other assets		149,207	209,301	10,525,949	10,884,457

		64,004,053	73,423,141	22,284,950	159,712,144

Guarantees		9,597,991	1,730,469	456,918	11,785,378
Commitments		166,989	4,997,370	24,053,583	29,217,942

		9,764,980	6,727,839	24,510,501	41,003,320

	~~W~~	73,769,033	80,150,980	46,795,451	200,715,464

	December 31, 2017
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,022,093	366,254	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		2,683,738	7,094,979	1,187,400	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	10,725	—	10,725
Loans		62,566,742	63,829,681	10,065,978	136,462,401
Derivative financial assets		—	621,666	—	621,666
Other assets		138,509	196,787	7,281,694	7,616,990

		65,388,989	75,775,931	18,901,326	160,066,246

Guarantees		8,933,696	1,806,124	544,596	11,284,416
Commitments		207,903	6,016,498	133,136	6,357,537

		9,141,599	7,822,622	677,732	17,641,953

	~~W~~	74,530,588	83,598,553	19,579,058	177,708,199

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Credit exposures of debt securities by credit rating as of June 30, 2018 are as follows:

	June 30, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit-impaired
AAA ~ BBB1	~~W~~	17,218,484	17,146,587	71,897	—
BBB2 ~ CCC		149,977	9,395	140,582	—
Below CC		—	—	—	—

	~~W~~	17,368,461	17,155,982	212,479	—

Credit exposures of due from banks and debt securities by credit rating as of December 31, 2017 are as follows:

	December 31, 2017
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	126,594	2,031,854	—	2,158,448
A+ ~ A-		1,750,534	3,825,206	—	5,575,740
BBB+ ~ BB-		1,166,917	3,542,568	10,725	4,720,210
Below BB-		—	30,292	—	30,292
Unrated		1,344,302	1,536,197	—	2,880,499

	~~W~~	4,388,347	10,966,117	10,725	15,365,189

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2018 and December 31, 2017 are as follows:

BIS capital adequacy ratio

	June 30, 2018		December 31, 2017
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	29,836,315	29,412,410
Additional Tier 1 capital		—	4,327

		29,836,315	29,416,737
Tier 2 capital		4,886,350	4,638,109

	~~W~~	34,722,665	34,054,846

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	217,676,059	216,003,011
Market risk-weighted assets		2,115,645	2,413,057
Operational risk-weighted assets		4,941,393	4,801,430

	~~W~~	224,733,097	223,217,498

BIS capital adequacy ratio (A/B):		15.45%	15.26%
Tier 1 capital ratio:		13.28%	13.18%
Common Equity Tier 1 ratio		13.28%	13.18%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		2.17%	2.08%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

Equity capital based on BIS

	June 30, 2018		December 31, 2017
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	18,108,099	17,938,099
Capital surplus, etc.		1,483,077	1,548,609
Retained earnings		9,811,021	9,023,996
Non-controlling interests		—	2,639
Accumulated other comprehensive income		608,275	1,048,942
Common stock deductibles		(174,157)	(149,875)

		29,836,315	29,412,410
Additional Tier 1 capital (D)
Non-controlling interests		—	4,327

		29,836,315	29,416,737

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		954,111	447,445
Qualified capital securities		2,900,000	2,900,000
Non-qualified capital securities		1,032,239	1,290,298
Non-controlling interests		—	366

		4,886,350	4,638,109

Equity capital (A+B)	~~W~~	34,722,665	34,054,846

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Market risk required capital

The Bank’s Market risk required capital as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018		December 31, 2017
Interest rate	~~W~~	75,230	53,628
Stock price		3,793	50,111
Foreign exchange rate		13,028	15,120
Option		69,700	60,891

	~~W~~	161,751	179,750

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of June 30, 2018 and December 31, 2017 are as follows:

June 30, 2018
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 1,150,472	53,244

December 31, 2017
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 856,927	26,219

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	4,553,792	3,899,482	27,028	26,418	5,238	102,979	8,614,937
Securities measured at FVTPL		6,273,589	479,469	68,374	—	—	74,860	6,896,292
Securities measured at FVOCI		22,651,253	3,782,412	24	147,667	—	—	26,581,356
Securities measured at amortized cost		1,003,403	—	—	—	—	—	1,003,403
Loans measured at FVTPL		1,162,785	—	—	—	—	—	1,162,785
Loans measured at amortized cost		99,582,758	31,463,219	1,084,971	1,034,467	170,933	420,884	133,757,232
Derivative financial assets		3,047,967	902,788	16,509	4,679	1,364	2,345	3,975,652
Other financial assets		5,969,618	4,021,713	204,558	89,030	1,040	343,391	10,629,350

		144,245,165	44,549,083	1,401,464	1,302,261	178,575	944,459	192,621,007

Financial liabilities:
Financial liabilities measured at FVTPL		1,618,778	257,197	—	—	—	—	1,875,975
Deposits		24,663,191	5,570,067	10,198	274,866	227	1,400	30,519,949
Borrowings		8,405,946	13,394,305	20,704	858,597	—	13,807	22,693,359
Debentures		95,632,320	16,835,023	407,839	152,196	805,521	5,654,243	119,487,142
Derivative financial liabilities		2,736,555	1,139,782	11,424	1,854	3,553	1,532	3,894,700
Other financial liabilities		6,893,147	4,812,124	243,873	54,968	7,393	315,321	12,326,826

		139,949,937	42,008,498	694,038	1,342,481	816,694	5,986,303	190,797,951

Net financial position	~~W~~	4,295,228	2,540,585	707,426	(40,220)	(638,119)	(5,041,844)	1,823,056

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,686,931	2,609,945	38,551	22,349	4,711	246,155	6,608,642
Financial assets held for trading		532,899	341,291	37,013	—	—	15,534	926,737
Available-for-sale financial assets		28,346,164	3,551,367	22	130,433	—	34,935	32,062,921
Held-to-maturity financial assets		1,588	10,725	—	—	—	—	12,313
Loans		101,055,808	32,548,067	1,061,489	1,100,855	167,344	345,759	136,279,322
Derivative financial assets		5,589,047	637,902	13,200	3,939	2,103	3,418	6,249,609
Other financial assets		4,667,246	2,138,600	204,406	86,214	5,245	276,644	7,378,355

		143,879,683	41,837,897	1,354,681	1,343,790	179,403	922,445	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL		1,434,567	149,146	—	—	—	—	1,583,713
Deposits		26,339,896	6,427,270	22,876	266,509	432	1,196	33,058,179
Borrowings		8,095,006	12,078,010	41,795	748,354	—	8,464	20,971,629
Debentures		94,398,139	15,371,088	1,623,208	367,484	805,053	5,254,010	117,818,982
Derivative financial liabilities		5,240,676	649,181	12,016	2,690	2,444	796	5,907,803
Other financial liabilities		4,730,832	2,905,457	182,281	54,005	1,968	259,267	8,133,810

		140,239,116	37,580,152	1,882,176	1,439,042	809,897	5,523,733	187,474,116

Net financial position	~~W~~	3,640,567	4,257,745	(527,495)	(95,252)	(630,494)	(4,601,288)	2,043,783

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	7,340,567	254,587	581,770	440,207	14,058	8,631,189
Securities measured at FVTPL		7,849,729	—	—	—	—	7,849,729
Securities measured at FVOCI		638,484	2,586,269	5,692,981	7,018,160	11,706,556	27,642,450
Securities measured at amortized cost		—	3,889	36,404	998,454	—	1,038,747
Loans		10,057,070	13,259,930	51,002,523	54,870,661	16,383,715	145,573,899
Other financial assets		9,749,990	—	—	—	886,186	10,636,176

	~~W~~	35,635,840	16,104,675	57,313,678	63,327,482	28,990,515	201,372,190

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	56,026	112,165	966,225	458,454	604,141	2,197,011
Deposits		12,751,085	3,724,563	11,278,909	3,233,201	139,617	31,127,375
Borrowings		3,236,850	5,675,461	8,498,467	4,339,645	1,383,788	23,134,211
Debentures		5,404,726	9,306,672	42,991,710	53,990,230	15,616,487	127,309,825
Other financial liabilities		9,931,579	2,150,839	—	—	252,004	12,334,422

	~~W~~	31,380,266	20,969,700	63,735,311	62,021,530	17,996,037	196,102,844

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,590,394	192,338	504,039	321,796	13,703	6,622,270
Financial assets held for trading		926,678	—	—	—	—	926,678
Available-for-sale financial assets		287,400	1,537,734	6,764,184	8,995,777	15,848,543	33,433,638
Held-to-maturity financial assets		1,504	—	10,848	115	—	12,467
Loans		12,524,041	14,449,933	49,137,375	54,726,337	15,952,742	146,790,428
Other financial assets		6,634,313	—	—	—	750,845	7,385,158

	~~W~~	25,964,330	16,180,005	56,416,446	64,044,025	32,565,833	195,170,639

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	69,285	263,040	587,957	416,339	662,446	1,999,067
Deposits		14,237,933	6,423,163	9,678,063	3,117,355	147,189	33,603,703
Borrowings		3,558,421	4,189,089	7,898,567	4,340,343	1,435,422	21,421,842
Debentures		6,401,501	10,955,197	44,473,217	46,565,221	16,852,878	125,248,014
Other financial liabilities		5,865,093	1,820,414	—	—	456,243	8,141,750

	~~W~~	30,132,233	23,650,903	62,637,804	54,439,258	19,554,178	190,414,376

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2018 and December 31, 2017 are as follows:

Net settlement of derivative financial instruments

	June 30, 2018
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	170	291	1,214	—	—	1,675
Interest rate		27,038	24,718	(91,985)	267,739	77,154	304,664
Stock		(284)	—	—	—	—	(284)
Hedging purpose derivatives:
Interest rate		13,155	8,048	141,791	1,177,918	2,425,087	3,765,999

	~~W~~	40,079	33,057	51,020	1,445,657	2,502,241	4,072,054

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(79)	498	(129)	—	—	290
Interest rate		(3,242)	(2,210)	(86,807)	(112,351)	(40,505)	(245,115)
Stock		134	—	—	—	—	134
Hedging purpose derivatives:
Interest rate		20,569	19,411	134,695	1,127,275	2,480,383	3,782,333

	~~W~~	17,382	17,699	47,759	1,014,924	2,439,878	3,537,642

Gross settlement of derivative financial instruments

	June 30, 2018
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 34,245,848	28,231,004	58,183,647	56,285,629	5,694,553	182,640,681
Outflow	34,162,988	28,200,005	57,947,398	56,153,011	5,774,772	182,238,174

Hedging purpose derivatives:
Currency
Inflow	2,756,766	659,347	6,291,437	11,441,139	1,740,144	22,888,833
Outflow	2,780,209	685,566	6,287,435	11,396,317	1,729,634	22,879,161

Total inflow	~~W~~ 37,002,614	28,890,351	64,475,084	67,726,768	7,434,697	205,529,514

Total outflow	~~W~~ 36,943,197	28,885,571	64,234,833	67,549,328	7,504,406	205,117,335

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2018 and 2017 (Unaudited), and December 31, 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 Years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 39,285,254	35,664,287	67,286,704	51,321,999	5,411,444	198,969,688
Outflow	39,393,627	35,877,527	67,746,331	51,188,768	5,491,291	199,697,544

Hedging purpose derivatives:
Currency
Inflow	34,137	338,206	11,887,281	8,582,741	1,464,554	22,306,919
Outflow	34,608	359,082	11,987,081	8,453,255	1,439,125	22,273,151

Total inflow	~~W~~ 39,319,391	36,002,493	79,173,985	59,904,740	6,875,998	221,276,607

Total outflow	~~W~~ 39,428,235	36,236,609	79,733,412	59,642,023	6,930,416	221,970,695

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2018
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~	1,541,542	1,816,441	4,545,959	3,872,798	8,638	11,785,378
Commitments		25,797	21,200	1,438,443	1,663,921	26,068,581	29,217,942

	~~W~~	1,567,339	1,837,641	5,984,402	5,536,719	26,077,219	41,003,320

	December 31, 2017
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~	1,749,883	1,423,597	3,756,986	4,325,805	28,145	11,284,416
Commitments		289,450	166,927	1,612,032	2,135,849	2,153,279	6,357,537

	~~W~~	2,039,333	1,590,524	5,369,018	6,461,654	2,181,424	17,641,953

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2018 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 4.0%, which more than offset a decrease in gross domestic fixed capital formation by 2.3% and an increase in imports of goods and services by 1.5%, each compared with 2017.

Prices, Wages and Employment

The inflation rate was 1.3% in 2018. The unemployment rate was 3.8% in 2018.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

June 29, 2018	2,326.1
July 31, 2018	2,295.3
August 31, 2018	2,322.9
September 28, 2018	2,343.1
October 31, 2018	2,029.7
November 30, 2018	2,096.9
December 28, 2018	2,041.0
January 31, 2019	2,204.9

Monetary Policy

Interest Rates

On November 30, 2018, The Bank of Korea raised its policy rate to 1.75% from 1.50%, in response to the continued sound growth of the global and domestic economy.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

June 29, 2018	1,121.7
July 31, 2018	1,116.7
August 31, 2018	1,108.8
September 28, 2018	1,112.7
October 31, 2018	1,140.6
November 30, 2018	1,121.8
December 31, 2018	1,118.1
January 31, 2019	1,117.2

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$57.7 billion in the first nine months of 2018. The current account surplus in the first nine months of 2018 decreased from the current account surplus of US$61.2 billion in the corresponding period of 2017, primarily due to increases in deficit from the primary and secondary income accounts.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$54.6 billion in the first nine months of 2018. Exports increased by 4.7% to US$450.3 billion and imports increased by 11.4% to US$395.7 billion from US$430.2 billion of exports and US$355.1 billion of imports, respectively, in the corresponding period of 2017.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$403.7 billion as of December 31, 2018.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-217914.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 2022 Notes are initially limited to US$500,000,000 aggregate principal amount, and the 2024 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2022 Notes will mature on March 19, 2022 (the “2022 Notes Maturity Date”), and the 2024 Notes will mature on February 19, 2024 (the “2024 Notes Maturity Date”, and together with the 2022 Notes Maturity Date, the “Maturity Dates”). The 2022 Notes will bear interest at the rate of 3.00% per annum, and the 2024 Notes will bear interest at the rate of 3.25% per annum, in each case payable semi-annually in arrears on February 19 and August 19 of each year (each, an “Interest Payment Date”), beginning on August 19, 2019. Notwithstanding the foregoing, the last interest payment on the 2022 Notes will not be made on February 19, 2022 and will instead be made on the 2022 Notes Maturity Date in respect of the period from and including August 19, 2021 to but excluding the 2022 Notes Maturity Date. Interest on the Notes will accrue from February 19, 2019. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of the issuer. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

On December 13, 2018, the IRS proposed regulations, upon which taxpayers can rely, that defer FATCA withholding on foreign passthru payments. For a discussion of FATCA, see “Taxation—United States Tax Considerations—Foreign Account Tax Compliance Act” in the accompanying prospectus.

The last paragraph under “Taxation—United States Tax Considerations—Premium and Market Discount” in the accompanying prospectus is deleted.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 19, 2019 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2022 Notes		Principal Amount of the 2024 Notes
BNP Paribas	US$	83,333,000	US$	83,333,000
Goldman Sachs International		83,333,000		83,333,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		83,335,000		83,335,000
Mirae Asset Daewoo Co., Ltd.		83,333,000		83,333,000
Mizuho Securities USA LLC		83,333,000		83,333,000
Société Générale		83,333,000		83,333,000

	US$	500,000,000	US$	500,000,000

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications have been made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 2022 Notes is US$496,525,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2022 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2022 Notes.

The amount of net proceeds from our 2024 Notes is US$496,375,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2024 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2024 Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 19, 2019, which we expect will be the fourth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+4, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1)(c) of the SFA—the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 28, 2018 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated January 28, 2019. On February 1, 2019, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
2022 Notes	US500630CV81	500630 CV8	195344892
2024 Notes	US500630CW64	500630 CW6	195338272

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko Hanjin Building 63 Namdaemun-ro, Jung-gu Seoul 04532 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542